Exhibit 10.01

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of May 24, 2011 (this “Agreement”), by and among Stratus Media Group, Inc., a Nevada corporation with headquarters located at 3 E. De La Guerra Street, Santa Barbara, California 93101 (the “Company”), and each investor identified on the signature pages hereto (individually, an “Investor” and, collectively, the “Investors”).

BACKGROUND

A.          The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B.           The Company has authorized a new series of convertible preferred shares of the Company designated as Series E Convertible Preferred Stock, par value $0.001 per share, the terms of which are set forth in the certificate of designations for such series of preferred shares (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Shares”), which Preferred Shares shall be convertible under certain conditions into shares of the Company's common stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations.  The shares of Common Stock issued upon conversion of the Preferred Shares are referred to herein, collectively, as the “Conversion Shares.”

C.           Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of Preferred Shares set forth on such Investor’s signature page to this Agreement, (which aggregate amount for all Investors together shall be 8,700 Preferred Shares, (ii) warrants, in substantially the form attached hereto as Exhibit B (the “A Warrants”) to acquire up to one (1) additional share of Common Stock for each share of Common Stock issuable upon conversion of the Preferred Shares, as set forth on such Investor’s signature page hereto, and (iii) warrants, in substantially the form attached hereto as Exhibit C (the “B Warrants”, and, together with the A Warrants, the “Warrants”) to acquire up to 0.50 additional shares of Common Stock for each share of Common Stock issuable upon conversion of the Preferred Shares, as set forth on such Investor’s signature page to this Agreement (the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants issued to the Investors, collectively, the “Warrant Shares”).

D.           The Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares issued or issuable pursuant to this Agreement are collectively are referred to herein as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Investors (severally) agree as follows:

ARTICLE I
DEFINITIONS

1.1      Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agent” has the meaning set forth in Section 3.1(l).

“Agreement” has the meaning set forth in the Preamble.

“A Warrants” has the meaning set forth in the Preamble.

“Best Efforts” means the efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as practical; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Company to dispose of or make any change to its business, expend any material funds or incur any other material burden.

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in The State of New York are authorized or required by law or other governmental action to close.

“B Warrants” has the meaning set forth in the Preamble.

“Certificate of Designations” has the meaning set forth in the Preamble.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article II.

“Closing Date” means the date and time of the Closing and shall be on such date and time as is mutually agreed to by the Company and each Investor.

“Collateral” has the meaning ascribed to it in the Security Agreement.

“Collateral Agent” has the meaning set forth in Section 7.1.

“Common Stock” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means TroyGould PC, counsel to the Company.

“Common Stock” has the meaning set forth in the Preamble.

“Contingent Obligation” has the meaning set forth in Section 3.1(z).

“Conversion Shares” has the meaning set forth in the Preamble.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

“Direction of Foreclosure” has the meaning set forth in Section 7.6.

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

“Effectiveness Period” has the meaning set forth in Section 6.1(b).

“8-K Filing” has the meaning set forth in Section 4.5.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board.

“Environmental Laws” has the meaning set forth in Section 3.1(cc).

“Event” has the meaning set forth in Section 6.1(d).

“Event Payments” has the meaning set forth in Section 6.1(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Events” has the meaning set forth in Section 6.1(d)(ii).

“Excluded Securities” means shares of Common Stock (i) reserved for issuance to employees, officers, directors, consultants or advisers pursuant to an equity incentive plan approved by the Board of Directors of the Company; (ii) subject to Options and Convertible Securities outstanding as of the date hereof; (iii) issued or deemed issued upon issuance of the Preferred Shares or upon conversion of the Preferred Shares, (iv) issued or deemed to be issued upon the payment of any dividend in respect of any Convertible Securities of the Company, and (iv) issued in connection with mergers, acquisitions, and other similar transactions, other than any transaction with a principal purpose of providing financing to the Company.

“Filing Date” means the date that is ninety (90) days after the Closing Date or, if such date is not a Business Day, the next date that is a Business Day.

“GAAP” has the meaning set forth in Section 3.1(g).

“Grantor” has the meaning ascribed to it in the Security Agreement.

“Hazardous Materials” has the meaning set forth in Section 3.1(cc).

“Indebtedness” has the meaning set forth in Section 3.1(z).

“Indemnified Party” has the meaning set forth in Section 6.4(c).

“Indemnifying Party” has the meaning set forth in Section 6.4(c).

“Initiating Party” has the meaning set forth in Section 7.8(b).

“Insolvency Proceedings” has the meaning set forth in Section 7.8.

“Insolvent” has the meaning set forth in Section 3.1(h).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(s).

“Investor” has the meaning set forth in the Preamble.

“Lien” means any lien, charge, claim, security interest, encumbrance or, with respect to any security, any purchase option, call or similar right.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.

“Material Adverse Effect” means (i) a material adverse effect on the operations, results of operations, assets, business, properties or financial condition of the Company and its Subsidiaries, taken as a whole on a consolidated basis, or (ii) material and adverse impairment of the Company's ability to perform its obligations under any of the Transaction Documents, provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect:  (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.

“Material Permits” has the meaning set forth in Section 3.1(u).

“Offered Securities” has the meaning set forth in Section 4.7.

“Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” has the meaning set forth in Section 3.1(z).

“Placement Agent Warrants” means warrants to purchase Common Stock held by the Placement Agent.

“Placement Agent Warrant Shares” means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Placement Agent Warrants.

“Preemptive Offer” has the meaning set forth in Section 4.7.

“Preemptive Offer Acceptance Notice” has the meaning set forth in Section 4.7.

“Preemptive Offer Period” has the meaning set forth in Section 4.7.

“Preferred Shares” has the meaning set forth in the Preamble.

“Placement Agent” shall mean Maxim Group LLC.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Pro Rata Allotment” has the meaning set forth in Section 4.7.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Qualified Public Offering” means a bona fide underwritten public offering of Common Stock or Convertible Securities by the Company.

“Qualifying Investor” has the meaning set forth in Section 4.7.

“Registrable Securities” means (i) the Conversion Shares issued or issuable upon conversion of the Preferred Shares, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants, (iii) the Placement Agent Warrant Shares issued or issuable upon exercise of the Placement Agent Warrants, and (iv) any share capital of the Company issued or issuable, with respect to the Conversion Shares, the Preferred Shares, the Warrant Shares or the Warrants as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Preferred Shares or exercises of the Warrants.

“Registration Statement” means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Regulation D” has the meaning set forth in the Preamble.

“Required Effectiveness Date” means (i) if the Registration Statement does not become subject to review by the SEC, the date which is the earlier of (a) ninety (90) days after the Closing Date or (b) five (5) Trading Days after the Company receives notification from the SEC that the Registration Statement will not become subject to review, or (ii) if the Registration Statement becomes subject to review by the SEC, the date which is the earliest of (a) one-hundred fifty (150) days after the Closing Date or (b) five (5) Trading Days after the Company receives notification from the SEC that the SEC has no further comment to the Registration Statement.

“Requisite Investors” has the meaning set forth in Section 7.6.

“Responding Party” has the meaning set forth in Section 7.8(b).

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning set forth in the Preamble.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Secured Obligation” has the meaning ascribed to it in the Security Agreement.

“Securities” has the meaning set forth in the Preamble.

“Securities Act” has the meaning set forth in the Preamble.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, among the grantors signatory thereto and Isaac Blech, in his capacity as Collateral Agent.

“Short Sales” has the meaning set forth in Section 3.2(h).

“Subsidiary” means any direct or indirect subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-07(w) of Regulation S-X promulgated by the SEC.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction” has the meaning set forth in Section 3.2(h).

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrants, the Certificate of Designations, the Security Agreement and the Transfer Agent Instructions.

“Transfer Agent” means Stalt Inc., or any successor transfer agent for the Company.

“Transfer Agent Instructions” means, with respect to the Company, the irrevocable Transfer Agent Instructions, in the form of Exhibit H, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Warrants” has the meaning set forth in the Preamble.

“Warrant Shares” has the meaning set forth in the Preamble.

“Wrongful Suit” has the meaning set forth in Section 7.8(b).

ARTICLE II
PURCHASE AND SALE

2.1      Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, such number of Preferred Shares and Warrants for the price set forth on such Investor’s signature page to this Agreement.  The date and time of the Closing and shall be 9:00 a.m., New York City Time, on the Closing Date.  The Closing shall take place at the offices of the Company’s Counsel.

2.2      Closing Deliveries.

(a)      At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(i)      a copy of the Company’s Transfer Agent Instructions;

(ii)     the Warrants, issued in the name of such Investor, pursuant to which such Investor shall have the right to acquire such number of Warrant Shares set forth on such Investor’s signature page to this Agreement, registered in the name of such Investor;

(iii)    a legal opinion of Company Counsel, in the form of Exhibit F, executed by such counsel and delivered to the Investors;

(iv)    a counterpart signature page to the Security Agreement, in the form of Exhibit D, executed and delivered by the Company to the Investors;

       (v)    a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the articles of incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(vi)    a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 5.1(a) and (b); and

(vii)   financing statements on Form UCC-1 for the States of California, Nevada and Delaware covering the Collateral and setting forth the Collateral Agent as a secured party with respect to such Collateral, executed and delivered by the Company to the Collateral Agent.

(b)      At the Closing, each Investor shall deliver or cause to be delivered to the Company the purchase price set forth on such Investor’s signature page to this Agreement in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1      Representations and Warranties of the Company.  The Company hereby represents and warrants to each of the Investors as follows (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary of the Company):

(a)      Subsidiaries.  The Company owns or controls, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien, and all issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights; and the Company owns or controls, directly or indirectly, only the corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities set forth on Schedule 3.1(a) hereto (each, a “Subsidiary”).

(b)      Organization and Qualification. The Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws Certificate of Designations or other organizational or charter documents.  The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)      Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders.  Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance or transfer, preferential transfer, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)      No Conflicts.  The execution, delivery and performance of the Transaction Documents to which the Company is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and the Warrants, and the reservation for issuance of the Conversion Shares and Warrant Shares) do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or any Subsidiary are bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

(e)      The Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, Liens and charges with respect to the issue thereof and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Investors), and the Preferred Shares shall be entitled to the rights and preferences set forth in the Certificate of Designations.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants and the conversion of the Preferred Shares.

(f)      Capitalization.  The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) as of the date hereof is set forth in Schedule 3.1(f)(i) hereto.  All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws.  Except as disclosed in Schedule 3.1(f)(ii) hereto, the Company did not have outstanding at May 15, 2011 any other Options, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any Preferred Shares or shares of Common Stock, or securities or rights convertible, exercisable  or exchangeable into shares of Common Stock (other than the Preferred Shares and Warrants).  Except as set forth on Schedule 3.1(f)(iii) hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue Preferred Shares or shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.  To the knowledge of the Company, except as disclosed in the SEC Reports and any Schedules 13D or 13G filed with the SEC pursuant to Rule 13d-1 of the Exchange Act by reporting persons or in Schedule 3.1(f)(iv) hereto, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

(g)      SEC Reports; Financial Statements.  Except as set forth on Schedule 3.1(g) hereto, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof.  Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials.”  As of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing).  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(h)      Material Changes; Undisclosed Events, Liabilities or Developments; Solvency.  Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports or in Schedule 3.1(h) hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or changed its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and, after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below).  For purposes of this Section 3.1(h), “Insolvent” means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total Indebtedness (as defined in Section 3.1(aa)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(i)      Absence of Litigation.  Except as disclosed in the SEC Reports or in Schedule 3.1(i) hereto, there is no action, suit, claim, or Proceeding, or, to the Company's knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)      Compliance.  Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect or as disclosed in Schedule 3.1(j) hereto, (i) neither the Company nor any Subsidiary is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) neither the Company nor any Subsidiary is in violation of any order of any court, arbitrator or governmental body, or (iii) neither the Company nor any Subsidiary is or has been in violation of any statute, rule or regulation of any governmental authority.

(k)      Title to Assets.  Schedule 3.1(k)(i) hereto lists all real property owned by the Company or any Subsidiary.  The Company and each Subsidiary has good and marketable title in all real and personal property owned by them that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect or Liens described on Schedule 3.1(k)(ii).  Any real property and facilities held under lease by the Company or any Subsidiary is held by it under valid, subsisting and enforceable leases of which the Company and each Subsidiary is in material compliance.

(l)      No General Solicitation; Placement Agent's Fees.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement.  The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement.  The Company acknowledges that is has engaged the Placement Agent as its exclusive placement agent in connection with the sale of the Securities.  Other than the Placement Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(m)    Private Placement; Investment Company; U.S. Real Property Holding Corporation.  Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.  Assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby. The sale and issuance of the Securities hereunder does not contravene the rules and regulations of any Trading Market on which the Common Stock is listed or quoted.  The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company is not required to be registered as a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(n)      Listing and Maintenance Requirements.  The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(o)      Registration Rights.  Except as described in Schedule 3.1(o), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not expired or been satisfied or waived.

(p)      Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(q)      Disclosure.  The Company confirms that neither it nor any officers, directors or Affiliates, has provided any of the Investors (other than those certain Investors who signed a confidentiality agreement with the Company) or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement).  The Company understands and confirms that each of the Investors (other than those certain investors who signed a confidentiality agreement with the Company) will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided by the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement furnished by or on behalf of the Company, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  To the Company's knowledge, except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any Subsidiary or their businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

(r)      Acknowledgment Regarding Investors' Purchase of Securities.  Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Securities.  The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its advisors and representatives.

(s)      Patents and Trademarks.  The Company and each Subsidiary owns, or possesses adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted.  None of the Company’s or any Subsidiary’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement, which expiration or termination would be reasonably likely to have a Material Adverse Effect.  The Company does not have any knowledge of any infringement by the Company or any Subsidiary of Intellectual Property Rights of others.  Except as disclosed in the SEC Reports or on Schedule 3.1(s) hereto, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any Subsidiary regarding its Intellectual Property Rights.

(t)      Insurance.  The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and locations in which the Company and each Subsidiary is engaged.

(u)      Regulatory Permits.  The Company and each Subsidiary possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted and described in the SEC Reports (“Material Permits”), except where the failure to possess such permits does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(v)      Transactions With Affiliates and Employees.  Except as set forth or incorporated by reference in the Company’s SEC Reports or described in Schedule 3.1(v) hereto, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company that would be required to be reported on Form 10-K by Item 12 thereof (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company's knowledge, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(w)      Internal Accounting Controls.  The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)      Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(y)      Foreign Corrupt Practices.  Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political parties or campaigns from corporate funds; (iii) violated or is in violation in any material respect of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(z)      Indebtedness.  Except as disclosed in the SEC Reports or on Schedule 3.1(z) hereto, neither the Company nor any Subsidiary (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or is in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

(aa)    Employee Relations.  Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union.  The Company believes that its relations with its employees are as disclosed in the SEC Reports.  Except as disclosed in the SEC Reports, during the period covered by the SEC Reports, no executive officer of the Company or any Subsidiary has notified the Company or any Subsidiary that such officer intends to leave the Company or a Subsidiary, as applicable, or otherwise terminate such officer's employment with the Company or a Subsidiary, as applicable, if such event is reasonably likely to have Material Adverse Effect.  To the knowledge of the Company or any Subsidiary, no executive officer of the Company or any Subsidiary is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

(bb)    Labor Matters.  The Company and each Subsidiary is in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(cc)     Environmental Laws.  The Company and each Subsidiary (i) is in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(dd)     Subsidiary Rights.  The Company, directly or through one of its Subsidiaries, has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries.

(ee)      Tax Status.  The Company and each Subsidiary (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

3.2      Representations and Warranties of the Investors.  Each Investor hereby, as to itself only and for no other Investor, severally and not jointly represents and warrants to the Company as follows:

(a)      Organization; Authority.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The purchase by such Investor of the Securities hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of such Investor.  This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)      No Public Sale or Distribution.  Such Investor is (i) acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares will acquire the Conversion Shares, and (iii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, in each case in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(c)      Investor Status.  At the time such Investor was offered the Securities, it was, at the date hereof it is, on the date which it exercises any Warrants and on the date which it converts any Preferred Shares it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA, Inc. or an entity engaged in the business of being a broker dealer.  Except as otherwise disclosed in writing to the Company on Exhibit E-2 (attached hereto) on or prior to the date of this Agreement, such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA, Inc. or an entity engaged in the business of being a broker dealer.

(d)      General Solicitation.  Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.

(e)      Experience of Such Investor.  Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(f)      No Governmental Review.  Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)      No Conflicts.  The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such violations, conflicts and defaults that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

(h)      Prohibited Transactions; Confidentiality.  Neither such Investor, directly or indirectly, nor Person acting on behalf of or pursuant to any understanding with such Investor, has engaged in any purchases or sales (including, without limitation, any Short Sales involving any of the Company’s securities) in the securities, including derivatives, of the Company (a “Transaction”) since the time that such Investor was first contacted by the Company, the Placement Agent or any other Person regarding an investment in the Company.  Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any Transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

(i)      Restricted Securities; Reliance on Exemptions.  Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and, thus, are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  Such Investor further understands that the Company is relying in part upon the truth and accuracy of, and each Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

(j)      Legends.  It is understood that, except as provided in Section 4.1(b) of this Agreement, certificates evidencing such Securities may bear the legend set forth in Section 4.1(b).

(k)      No Legal, Tax or Investment Advice.  Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice.  Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.  Such Investor understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Securities, and that the Placement Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith.  Such Investor acknowledges that he has not relied on any information or advice furnished by or on behalf of the Placement Agent.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1      Transfer Restrictions.

(a)      The Investors covenant that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, or pursuant to Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

(b)      The Investors agree to the imprinting, until no longer required by this Section 4.1(b), of the following legend on any certificate evidencing any of the Securities:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Certificates evidencing the Preferred Shares and the Warrant Shares shall not be required to contain such legend or any other legend (i) while a registration statement (including the Registration Statement) covering the resale of the Preferred Shares and the Warrant Shares is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the Securities can be sold under Rule 144, (iii) if the Securities are eligible for sale without any volume limitation under Rule 144, or (iv) if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC).  The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date.  Following the Effective Date and provided the registration statement referred to in clause (i) above is then in effect, or at such earlier time as a legend is no longer required for certain Securities, the Company will, no later than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent (if delivery is made to the Transfer Agent a copy shall be contemporaneously delivered to the Company) of (i) a legended certificate representing such Securities (and, in the case of a requested transfer, endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect transfer), and (ii) an opinion of counsel to the extent required by Section 4.1(a), deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section.

If, within three Trading Days after receipt by the Company or its Transfer Agent of a legended certificate and the other documents as specified in Clauses (i) and (ii) of the paragraph immediately above, the Company shall fail to cause to be issued and delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) such Securities to deliver in satisfaction of a sale by the Investor of such Securities that the Investor anticipated receiving from the Company without any restrictive legend (the “Covering Shares”), then the Company shall, within three Trading Days after the Investor’s request, pay cash to the Investor in an amount equal to the excess (if any) of the Investor’s total purchase price (including brokerage commissions, if any) for the Covering Shares, over the product of (A) the number of Covering Shares, times (B) the closing bid price on the date of delivery of such certificate and the other documents as specified in Clauses (i) and (ii) of the paragraph immediately above.

(c)           The Company will not object to and shall permit (except as prohibited by law) an Investor to pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement, and if required under the terms of such arrangement, the Company will not object to and shall permit (except as prohibited by law) such Investor to transfer pledged or secured Securities to the pledgees or secured parties.  Except as required by law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith (but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge), and no notice shall be required of such pledge.  Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party.  At the appropriate Investor's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Provided that the Company is in compliance with the terms of this Section 4.1(c), the Company’s indemnification obligations pursuant to Section 6.4 shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(c).

4.2      Furnishing of Information.  Until the date that each Investor no longer owns any Preferred Shares or Warrant Shares, the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act.

4.3      Integration.  The Company and its Subsidiaries shall not, and shall use their commercially reasonable efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.4      Reservation of Securities.  The Company shall maintain a reserve from its duly authorized capital stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue such Securities under the Transaction Documents.  In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Securities under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

4.5      Securities Laws Disclosure; Publicity.  The Company shall, at or before 9:00 a.m., New York time, on the first Trading Day following execution of this Agreement, issue a press release disclosing all material terms of the transactions contemplated hereby.  On the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K the Transaction Documents (including the schedules and the names, and addresses of the Investors and the amount(s) of Securities respectively purchased) and the forms of Warrants, in the form required by the Exchange Act.  Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Investors promptly after filing.  Except as herein provided, neither the Company nor any Subsidiary shall publicly disclose the name of any Investor, or include the name of any Investor in any press release without the prior written consent of such Investor (which consent shall not be unreasonably withheld or delayed), unless otherwise required by law, regulatory authority or Trading Market.  Neither the Company nor any Subsidiary shall, nor shall any of their respective officers, directors, employees and agents, provide any Investor with any material nonpublic information regarding the Company or any Subsidiary from and after the issuance of the above referenced press release without the express written consent of such Investor.

4.6      Use of Proceeds.  The Company intends to use the net proceeds from the sale of the Securities for working capital and general corporate purposes.  Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company's customary investment policies.

4.7      Right of Participation.  For so long as an Investor holds at least 1,000 Preferred Shares purchased hereunder, or such number of Conversion Shares into which 1,000 Preferred Shares have been converted (a “Qualifying Investor”), at any time that the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock such Qualifying Investor shall have a right to purchase up to that portion of such offering (“Offered Securities”) equal to the proportion that the Common Stock issued and held by, or issuable to (directly or indirectly upon conversion of the Preferred Shares and cash exercise of the Warrants then held by such Qualifying Investor) such Qualifying Investor bears to the total Common Stock of the Company then outstanding (as determined on a fully-diluted basis) (such Qualifying Investor’s “Pro Rata Allotment”); provided, however, that such Qualifying Investor shall have no such right to purchase (i) any Excluded Securities or (ii) any other securities issued in connection with a bank financing or in a Qualified Public Offering.  In order to effect such right, the Company shall deliver to each Qualifying Investor a written notice (which notice shall state the number or amount of the Offered Securities proposed to be issued, the purchase price therefor and any other terms or conditions of the proposed issuance (the “Preemptive Offer”)) of such issuance 20 days prior to the date of the proposed issuance (the “Preemptive Offer Period”).

Each Qualifying Investor shall have the option, exercisable at any time during the Preemptive Offer Period by delivering written notice to the Company (a “Preemptive Offer Acceptance Notice”), to subscribe for the number of such Offered Securities up to its Pro Rata Allotment.

If Preemptive Offer Acceptance Notices are not given by the Qualifying Investors for all of the Offered Securities, then the Company may issue to the proposed purchaser(s) all or any part of such Offered Securities as to which Preemptive Offer Acceptances Notices have not been given by the Investors within ninety (90) days after expiration of the Preemptive Offer Period in accordance with the terms set forth in the Preemptive Offer.  Upon the closing of the sale to the proposed purchaser(s) of all or part of the Offered Securities as to which Preemptive Offer Acceptances Notices have not been timely given by the Qualifying Investors, the Qualifying Investors shall purchase from the Company, and the Company shall sell to Qualifying Investors, the Offered Securities with respect to which Preemptive Offer Acceptance Notices were delivered by the Qualifying Investors, on the terms specified in the Preemptive Offer.

ARTICLE V
CONDITIONS

5.1      Conditions Precedent to the Obligations of the Investors.  The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)      Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing as though made on and as of such date; and

(b)      Performance.  The Company and each other Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)      No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market.

(d)      Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any Subsidiary or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted after the date hereof and on or before the Closing Date, which action, suit or proceeding is reasonably likely to have a Material Adverse Effect.

(e)      Certificate of Designations. The Certificate of Designations shall have been duly adopted, executed and filed with the Secretary of State of the State of Nevada.  The Company shall not have adopted or filed any other documents designating terms, relative rights or preferences of the Preferred Shares.  The Certificate of Designations shall be in full force and effect as of the Closing under the laws of the State of Nevada and shall not have been amended or modified, and a copy of the Certificate of Designations certified by the Secretary of State of Nevada shall have been delivered to such Investor

5.2      Conditions Precedent to the Obligations of the Company.  The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)      Representations and Warranties.  The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; and

(b)      Performance.  The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing.

ARTICLE VI
REGISTRATION RIGHTS

6.1      Registration Statement.

(a)      As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.  The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act) and shall contain (except if otherwise directed by the Investors or requested by the SEC) the “Plan of Distribution” in substantially the form attached hereto as Exhibit G.

(b)      The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly without any volume limitation under Rule 144 (the “Effectiveness Period”); provided that, upon notification by the SEC that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within five (5) Trading Days after receipt of such notice and request that it become effective at 4:00 p.m. New York City time on the Effective Date and file a prospectus supplement for any Registration Statement, whether or not required under Rule 424 (or otherwise), by 9:00 a.m. New York City time the day after the Effective Date.

(c)      The Company shall notify the Investors in writing promptly (and in any event within two Trading Days) after receiving notification from the SEC that the Registration Statement has been declared effective.

(d)      Should an Event (as defined below) occur, then upon the occurrence of such Event, and on every monthly anniversary thereof until the applicable Event is cured, the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to one percent (1.0%) of (i) the number of Preferred Shares, Warrant Shares and Conversion Shares, as the case may be, held by such Investor as of the date of such Event, multiplied by (ii) the purchase price paid by such Investor for such Preferred Shares, Warrant Shares and Conversion Shares, as the case may be, then held; provided, however, that the total amount of payments made pursuant to this Section 6.1(d) shall not exceed, when aggregated with all such payments paid to all Investors, ten percent (10%) of the aggregate purchase price of the Securities purchased pursuant to this Agreement; provided, further, that if, in the judgment of the holders of a majority of the outstanding Preferred Shares, the Company is in good faith pursuing and maintaining the effectiveness of a Registration Statement, the total amount of the payments made pursuant to this Section 6.1(d) may be reduced in such holders’ sole discretion or waived entirely.  The payments to which an Investor shall be entitled pursuant to this Section 6.1(d) are referred to herein as “Event Payments.”  Any Event Payments payable pursuant to the terms hereof shall apply on a pro rated basis for any portion of a month prior to the cure of an Event.  In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full.  All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month.  Notwithstanding the foregoing, the maximum payment to an Investor associated with all Events in the aggregate shall not exceed (i) in any 30-day period, an aggregate of 1.0% of the purchase price paid by such Investor for its Preferred Shares, Warrant Shares and Conversion Shares then held (plus interest accrued thereon, if applicable) and (ii) 10.0% of the purchase paid by such Investor for its Preferred Shares, Warrant Shares and Conversion Shares then held.

For such purposes, each of the following shall constitute an “Event” (provided that an Event described in (iii) or (v) below shall only be an Event with respect to the Investor or Investors affected adversely thereby):

(i)      the Registration Statement is not filed on or prior to the Filing Date;

(ii)     the Registration Statement is not declared effective on or prior to the Required Effectiveness Date;

(iii)    with respect to an Investor, except as provided in Section 6.1(e) (the “Excluded Events”), after the Effective Date and during the Effectiveness Period, the Investor is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason (other than the fault of such Investor) for five (5) or more Trading Days (whether or not consecutive);

(iv)    except as a result of the Excluded Events, the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days) during the Effectiveness Period;

(v)     with respect to an Investor, the Company fails for any reason to deliver a certificate evidencing any Securities to such Investor within five Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise rights of the Investors pursuant to the Warrants are otherwise suspended for any reason; or

(vi)    during the Effectiveness Period, except as a result of the Excluded Events, the Company fails to have any shares of Common Stock listed or quoted on an Eligible Market.

(e)      Notwithstanding anything in this Agreement to the contrary, after sixty (60) consecutive Trading Days of continuous effectiveness of the initial Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to the Investors, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Investors immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company’s Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time.  Upon receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Investor is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used.  In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company.  The Company’s rights under this Section 6(e) may be exercised for a period of no more than 20 Trading Days at a time and not more than three times in any twelve-month period, without such suspension being considered as part of an Event Payment determination.  Immediately after the end of any suspension period under this Section 6(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Investors to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

(f)      The Company shall not, from the date hereof until the Effective Date of the Registration Statement, prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than any registration statement or post-effective amendment to a registration statement (or supplement thereto) relating to the Company’s employee benefit plans registered on Form S-8.

6.2             Registration Procedures.  In connection with the Company’s registration obligations hereunder, the Company shall:

(a)      Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to those Investors who have supplied the Company with email addresses copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of such Investors.  The Company shall reflect in each such document when so filed with the SEC such comments regarding the Investors and the plan of distribution as the Investors may reasonably and promptly propose no later than two Trading Days after the Investors have been so furnished with copies of such documents as aforesaid.

(b)       (i) Subject to Section 6.1(e), prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within 12 Trading Days (except to the extent that the Company reasonably requires additional time to respond to accounting comments), to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investors thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)      Notify the Investors as promptly as reasonably possible, and (if requested by the Investors confirm such notice in writing no later than two Trading Days thereafter, of any of the following events:  (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement; (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the SEC or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)      Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e)      If requested by an Investor, provide such Investor without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(f)      Promptly deliver to each Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(g)      (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to each Investor evidence of such listing; and (iv) except as a result of the Excluded Events, during the Effectiveness Period, maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

(h)      Prior to any public offering of Registrable Securities, use its Best Efforts to register or qualify or cooperate with the selling Investors in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i)      Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such certificates to be in such denominations and registered in such names as any such Investors may reasonably request.

(j)      Upon the occurrence of any event described in Section 6.2(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)     Cooperate with any reasonable due diligence investigation undertaken by the Investors in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided that the Company will not deliver or make available to any Investor material, nonpublic information unless such Investor requests in advance in writing to receive material, nonpublic information and agrees to keep such information confidential.

(l)      Comply with all rules and regulations of the SEC applicable to the registration of the Securities.

(m)    It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any particular Investor or to make any Event Payments set forth in Section 6.1(c) to such Investor that such Investor furnish to the Company the information specified in Exhibits E-1, E-2 and E-3 hereto and such other information regarding itself, the Registrable Securities and other shares of Common Stock held by it and the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution set forth on Exhibit G hereto) as shall be reasonably required to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request.

(n)     The Company shall comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

6.3      Registration Expenses.  The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.

6.4      Indemnification

(a)      Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Investor, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnified Party (as defined in Section 6.4(c) below) by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from (x) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (y) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iv) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Investor furnished in writing to the Company by such Investor  for use therein, or to the extent that such information relates to such Investor or such Investor's proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Investor in writing expressly for use in the Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Investor, and the Investor seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

(b)      Indemnification by Investors.  Each Investor shall, severally and not jointly, indemnify and hold harmless the Company and its directors, officers, agents and employees to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statements or omissions occur in reliance upon and conformity with, and are based solely upon information regarding such Investor furnished to the Company by such Investor in writing expressly for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Investor expressly for use in the Registration Statement (it being understood that the information provided by the Investor to the Company in Exhibits E-1, E-2 and E-3 and the Plan of Distribution set forth on Exhibit G, as the same may be modified by such Investor and other information provided by the Investor to the Company in or pursuant to the Transaction Documents constitutes information reviewed and expressly approved by such Investor in writing expressly for use in the Registration Statement), such Prospectus or such form of prospectus or in any amendment or supplement thereto.  In no event shall the liability of any selling Investor hereunder be greater in amount than the dollar amount of the net proceeds actually received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)      Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party).  It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)      Contribution.  If a claim for indemnification under Section 6.4(a) or  (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6.4(d), no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Proceeding exceed the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section  are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.5      Dispositions.  Each Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus.  Each Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(v), (vi) or (vii), such Investor will discontinue disposition of such Registrable Securities under the Registration Statement until such Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be resumed.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph. Each Investor, severally and not jointly with the other Investors, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Investor will comply with the provisions of this subsection. Both the Company and the Transfer Agent, and their respective directors, officers, employees and agents, may rely on this subsection.

6.6      No Piggyback on Registrations.  Neither the Company nor any of its security holders (other than the Investors in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities.

6.7      Piggy-Back Registrations.  (a) If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Investor not then eligible to sell all of their Registrable Securities under Rule 144 in a three-month period, written notice of such determination and if, within ten (10) days after receipt of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Investor requests to be registered.

(b) If the registration statement about which the Company gives notice under this Section 6.7 is for an underwritten offering, the Company shall so advise the Investors.  In that event, the right of any Investor to be included in a registration pursuant to this Section 6.7 shall be conditioned upon the Investor's participation in the underwriting and the inclusion of the Investor’s Registrable Securities in the underwriting to the extent provided herein.  All Investors proposing to distribute their Registrable Securities through the underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of Common Shares to be underwritten, the number of Common Shares that may be included in the underwriting shall be allocated first to the Company; second, to all Investors who are entitled to participate and who have elected to participate in the offering pursuant to the terms of this Agreement, on a pro rata basis based upon the total number of shares held by each participating Investor that are subject to registration rights pursuant hereto; and third, to any other stockholder of the Company on a pro rata basis.

ARTICLE VII
COLLATERAL AGENT

7.1      Appointment of Collateral Agent.  Each of the Investors hereby appoints Isaac Blech, or his designee, to serve as the collateral agent for each of the Investors (in such capacity, and any successor thereto, the “Collateral Agent”) and authorizes the Collateral Agent, acting on their behalf, subject to the provisions of this Agreement, to enforce the Investors’ rights in respect of the Collateral and the obligations of each Grantor under the Security Agreement.

7.2      Administration and Exercise of Remedies by the Collateral Agent.  The Collateral Agent agrees to administer the Collateral and take such action to enforce the Security Agreement and to foreclose upon, collect and dispose of the Collateral in accordance with the terms of the Security Agreement.  Such administration shall include, without limitation, decisions as to the release of, or substitution for, any of the Collateral.  The Collateral Agent shall not be required to take any action that is in its sole discretion contrary to law or to the terms of the Security Agreement or this Agreement, or that would in its sole discretion subject it or any of its officers, employees, agents or directors to liability, and the Collateral Agent shall not be required to take any action under the Security Agreement unless and until the Collateral Agent shall be indemnified to its reasonable satisfaction by one or more of the Investors against any and all loss, cost, expense or liability in connection therewith as provided herein.

7.3      General Authority of the Collateral Agent over the Collateral.  Each of the Investors hereby irrevocably constitutes and appoints the Collateral Agent, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Investor or in its own name, from time to time in the Collateral Agent’s discretion, to take any and all action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and the Security Agreement and to foreclose upon, collect and dispose of the Collateral in accordance with the Security Agreement and accomplish the purposes hereof and thereof.  Without limiting the generality of the foregoing, each Investor hereby gives the Collateral Agent the power and right on behalf of such Investor without notice to or further assent by such Investor to take any action which the Collateral Agent is authorized to take under the terms of this Agreement or the Security Agreement with respect to the Collateral.

7.4      Remedies Not Exclusive.

(a)      No remedy conferred upon or reserved to the Collateral Agent or any Investor in this Agreement or the Security Agreement is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred in this Agreement or the Security Agreement or now or hereafter existing at law or in equity or by statute.

(b)      No delay or omission by the Collateral Agent to exercise any right, remedy or power under this Agreement or the Security Agreement shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement and the Security Agreement to any Investor may be exercised from time to time and as often as may be deemed appropriate by the Collateral Agent.

(c)      All rights of action and of asserting claims upon or under this Agreement and the Security Agreement as agent of any Investor thereunder may be enforced by the Collateral Agent without the possession of any agreement evidencing any Secured Obligation (as defined in the Security Agreement) or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Agent may be brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Collateral.

7.5      Payment of Secured Obligations.  Prior to the receipt by the Collateral Agent of a Direction to Foreclose (as defined below), all payments made by the Company in respect of the Secured Obligations may be made directly by the Company to each of the Investors, pro rata based on the proportion that the Preferred Shares issued and held by such Investor bears to the total number of Preferred Shares then outstanding.

7.6      Direction to Foreclose; Commencement of Foreclosure.

(a)      If the Secured Obligations are due and payable, then, if as of any date of determination, the holders of a majority of the Preferred Shares outstanding as of such date (collectively referred to as the “Requisite Investors”) concur, such Requisite Investors may thereupon, and so long as any of such Secured Obligations remain unpaid, deliver a direction to foreclose on the Collateral (“Direction to Foreclose”) to the Collateral Agent and concurrently therewith such Requisite Purchasers shall deliver a copy of such Direction to Foreclose to the Company; provided, however, that the failure by the Requisite Investors to send, or any delay in sending, such Direction to Foreclose to the Company shall in no way limit, affect or impair the effectiveness of such Direction to Foreclose or create any right or remedy in favor of the Company.

(b)      The Requisite Investors shall be entitled to cancel their Direction to Foreclose by delivering a notice of cancellation to the Collateral Agent prior to the day on which the Collateral Agent initiates foreclosure on the Collateral.  The Collateral Agent shall notify the Company of the receipt of any such notice of cancellation.

7.7      Enforcement Exclusively Through the Collateral Agent.  Each Investor agrees (a) not to take any action whatsoever to enforce any terms or provisions of the Security Agreement or to enforce any of its rights in respect of the Collateral except through the Collateral Agent in accordance with this Agreement and the Security Agreement and (b) that the Collateral Agent shall have the exclusive right to enforce all rights and remedies with respect to the Collateral under the Security Agreement.  This Section 7.7 shall preclude any Investor from proceeding against and realizing upon any Collateral in any action or proceeding or remedy available to such Investor under applicable law except through the Collateral Agent in accordance with this Agreement and the Security Agreement; provided, however, that the other rights and remedies of the Investors under applicable law shall not be affected, limited or impaired by this Section 7.7 or the other provisions of this Agreement except to the extent provided herein.  Each Investor agrees that if at any time it shall receive the Proceeds (as defined in the Security Agreement) of any Collateral (other than through the distribution by the Collateral Agent), such Investor shall promptly turn the same over in kind, duly endorsed, if necessary, to the Collateral Agent.

7.8      Insolvency Proceedings.  For the avoidance of doubt, the Company and each of the Investors acknowledges and agrees with each other and the Collateral Agent that it is their intention and understanding that the provisions of this Agreement and the Security Agreement shall continue to be binding and in full force and effect on the Company and each Investor in the event of any dissolution, winding up, liquidation, arrangement, bankruptcy or reorganization of the Company (collectively, “Insolvency Proceedings”).  The relative rights, as provided for in this Agreement, of the Investors to repayment of the Secured Obligations and in or to any distributions from or in respect of any Collateral or Proceeds of Collateral shall continue after the commencement of any Insolvency Proceedings on the same basis as prior to the commencement of such Insolvency Proceedings, as provided in this Agreement.  In furtherance of the foregoing, the Investors agree as follows:

(a)      Neither the Company nor any Investor shall initiate or join with any other party (including, without limitation, any other Investor) to initiate any Insolvency Proceedings without the prior approval of the Requisite Investors.

(b)      Neither the Company nor any Investor shall initiate or cause to be initiated (for the avoidance of doubt, neither the Company nor any Investor shall encourage or assist any third party to take any action which the Company or such Investor is prohibited by the terms hereof if taken directly by the Company or such Investor) any action, proceeding or suit as against one or more of the other parties hereto (i) which challenges the legality, validity or enforceability of any of the terms of this Agreement or (ii) in contravention of any act, matter or thing contemplated by this Agreement (any such action, proceeding or suit is hereinafter referred to as a “Wrongful Suit”).  If, notwithstanding the provisions of the immediately preceding sentence, the Company or any Investor (or any person acting on behalf of, or in a representative capacity for, the Company or such Investor) initiates or causes to be initiated (hereinafter referred to as an “Initiating Party”), a Wrongful Suit against the Company, any other Investor or the Collateral Agent and/or the Company, any other Investor or the Collateral Agent must respond in order to maintain the legality, validity or enforceability of this Agreement (hereinafter referred to as “Responding Party”), then the Initiating Party covenants and agrees to reimburse the Responding Party for all legal and other costs and expenses incurred by the Responding Party in such enforcement or defense and for all payments made by such Responding Party, if any, in connection with or in satisfaction of any judgment, decree or settlement resulting from such Wrongful Suit.

(c)      Each of the parties hereto acknowledges and agrees that in the event of any breach of this Section 7.8 the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages.  It is accordingly agreed that the parties hereto shall waive the defense in any action for specific performance that a remedy at law would be adequate and that each of the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the provisions of this Agreement in any action instituted in accordance with Section 8.9.  Notwithstanding anything to the contrary contained herein, the Requisite Investors may waive (either generally or in a particular instance and either retroactively or prospectively) compliance with all or any part of this Section 7.8.

7.9      Exculpatory Provisions.

(a)      The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties made in this Agreement or the Security Agreement.  The Collateral Agent makes no representations or warranties of any kind or nature with respect to the Company, this Agreement, the Security Agreement or the Secured Obligations.  Notwithstanding the right to do so, the Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens (as defined in the Security Agreement) upon the Collateral or otherwise as to the maintenance of the Collateral.

(b)      Except as expressly set forth in this Agreement, the Collateral Agent has not otherwise made to any of the Investors, nor does the Collateral Agent hereby make to any of the Investors, any representations or warranties, express or implied, nor does the Collateral Agent assume any liability to any of the Investors with respect to: (i) the enforceability, validity, value or collectability of any of the Secured Obligations or guarantee which may have been delivered to any Investor in connection therewith, (ii) the Collateral or the enforceability, validity, value or collectability of any Lien (as defined in the Security Agreement) granted thereon to any Investor, (iii) any insurance in respect of the Collateral or (iv) the Company’s or any subsidiary of the Company’s title to or right to grant a Lien (as defined in the Security Agreement) on the Collateral.

(c)      The Collateral Agent shall not be required to take any action under this Agreement or the Security Agreement or to execute any additional agreement or document, including, without limitation, any action to perfect, protect or preserve any Lien (as defined in the Security Agreement) granted in the Security Agreement or to administer any Collateral, unless instructed to do so by the Requisite Investors.

(d)      The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Company of any of the covenants or agreements contained in this Agreement or the Security Agreement.

(e)      Notwithstanding any other provision of this Agreement or the Security Agreement, the Collateral Agent shall not be liable for any action taken or omitted to be taken by it in accordance with this Agreement or the Security Agreement, including, without limitation, as a result of any foreclosure on any Collateral, whether by public or private sale or otherwise, except for its own gross negligence or willful misconduct in its capacity as Collateral Agent as finally determined by a court of competent jurisdiction.

7.10             Delegation of Duties.  The Collateral Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact who may include officers or employees of any Investor.  The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties.

7.11             Reliance by Collateral Agent.  Whenever the Collateral Agent shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Agent taking, suffering or omitting any action under this Agreement or the Security Agreement, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate delivered to the Collateral Agent by an officer of an Investor or by an officer of the Company, and any such certificate shall be full warrant to the Collateral Agent for any action taken, suffered or omitted in reliance thereon.

7.12             Resignation of the Collateral Agent.  The Collateral Agent may at any time, by giving written notice to the Investors, resign and be discharged of the responsibilities hereby created, such resignation to become effective as and when specified by the Collateral Agent.  The appointment of a successor Collateral Agent shall be made by the Requisite Investors and each such successor shall be deemed to be the Collateral Agent hereunder.  In any event, upon termination of the Security Agreement, the Collateral Agent shall thereupon without notice cease to be Collateral Agent.  The Collateral Agent shall be entitled to the reimbursement of all fees, costs and expenses (including, without limitation, the fees and expenses of its counsel) to the extent incurred or arising, or relating to events occurring, in connection with its service as Collateral Agent.

7.13             Non-Reliance on Collateral Agent.  Each Investor represents that it has the means to, and that it will continue to, review and undertake its own analysis and make its own decisions concerning the financial condition and other affairs of the Company and affiliates without any reliance whatsoever on the Collateral Agent, and no Investor shall have any obligation or duty to disclose any such information to any other Investor.  Each Investor represents that it has made and will, independently and without reliance upon the Collateral Agent, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the Security Agreement, and the Collateral Agent shall not have any duty or responsibility with respect to same.

7.14             Indemnification.  The Investors agree, jointly and not severally, to indemnify the Collateral Agent (in its capacity as such), to the extent not paid or reimbursed by the Grantors and without limiting the primary obligation of the Company to do so, from and against any and all Losses, which may at any time (including, without limitation, at any time following the payment of the Secured Obligations) be imposed on, incurred by, asserted against or due and owing to the Collateral Agent in any way relating to or arising out of actions taken or omitted to be taken by the Collateral Agent or as a result of the Collateral Agent’s status as Collateral Agent, all of which Losses shall periodically be reimbursed as incurred; provided, that no Investor shall be liable for the payment of any portion of such Losses directly resulting from the gross negligence or willful misconduct of the Collateral Agent (in its capacity as such) as finally determined by a court of competent jurisdiction; provided, further, that each Investor shall bear its pro rata portion of any indemnification obligations required under this Section 7.14 based on the proportion that the Preferred Shares issued and held by such Investor bears to the total number of Preferred Shares then outstanding.  The agreements in this Section 7.14 shall survive (a) the payment of the Secured Obligations and all other amounts payable hereunder and under this Agreement and the Security Agreement, (b) any resignation by the Collateral Agent and (c) the termination of this Agreement or the Security Agreement.

ARTICLE VIII
MISCELLANEOUS

8.1      Termination.  This Agreement may be terminated by any Investor, by written notice to the other parties, if the Closing has not been consummated by the third Trading Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

8.2      Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the applicable Securities.

8.3      Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

8.4      Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section  prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

8.5      Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Investors under Article VI may be given by Investors holding at least a majority of the Registrable Securities to which such waiver or consent relates.

8.6      Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.7      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors holding a majority of the outstanding Preferred Shares.  Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

8.8      No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that (i) each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Section directly against the parties with obligations thereunder and (ii) the Placement Agent is an intended third party beneficiary entitled to the benefits of the representations and warranties of the Company and each of the Investors in Article III.

8.9      Governing Law; Venue; Waiver of Jury Trial.  THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

8.10             Survival.  The representations and warranties, agreements and covenants contained herein shall survive the Closing.

8.11             Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

8.12             Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

8.13             Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company's related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

8.14             Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

8.15             Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

8.16             Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor hereunder or any Investor enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

8.17             Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

8.18             Independent Nature of Investors' Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Documents.  The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

STRATUS MEDIA GROUP, INC.

By:
Name:
Title:

Address for Notice:

Stratus Media Group, Inc.
3 E. De La Guerra Street,
Santa Barbara, CA 93101
Tel: [_____________]
Fax: [_____________]
Attn: [_____________]

With a copy to:

TroyGould LLP
1801 Century Park East, Suite 1600
Tel: (310) 553-4441
Fax: (310) 201-4746
Attn: David L. Ficksman, Esq.

COMPANY SIGNATURE PAGE

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of May 24, 2011 (the “Purchase Agreement”) by and among Stratus Media Group, Inc. and the Investors (as defined therein), as to the number of Preferred Shares and Warrants set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.
Name of Investor:

_____________________________________

By: __________________________________
Name:
Title:

Address: ______________________________
_____________________________________
_____________________________________
Telephone No.: _________________________

Facsimile No.: __________________________

Email Address: _________________________

Number of Preferred Shares:________________

Number of A Warrants: ___________________

Number of B Warrants: ___________________

Aggregate Purchase Price: $________________

Delivery Instructions (if different than above):
c/o: ____________________________________________________________

Address: ________________________________________________________

                 ________________________________________________________

Telephone No.: ___________________________________________________

Facsimile No. : ____________________________________________________

Other Special Instructions: ___________________________________________

Exhibits:

A	Form of Certificate of Designations
B	Form of A Warrant
C	Form of B Warrant
D	Form of Security Agreement
E	Instruction Sheet for Investors
E-1	Stock Certificate Questionnaire
E-2	Registration Statement Questionnaire
E-3	Investor Certificate
F	Opinion of Company Counsel
G	Plan of Distribution
H	Company Transfer Agent Instructions

Exhibit A

FORM OF CERTIFICATE OF DESIGNATIONS

(See attached)

STRATUS MEDIA GROUP, INC.

_______________

CERTIFICATE OF DESIGNATIONS
OF
SERIES E CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 78.195 of the General Corporation Law of the State of Nevada)

_______________

Stratus Media Group, Inc., a Nevada corporation (the “Corporation”), in accordance with the provisions of the Nevada General Corporation Law (the “NGCL”) does hereby certify that, in accordance with Section 78.1955 of the NGCL, the following resolution was duly adopted by the Board of Directors of the Corporation as of May 16, 2011:

RESOLVED, that the Board of Directors of the Corporation pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation of the Corporation, as amended, hereby authorizes the issuance of a series of Preferred Stock designated as the Series E Convertible Preferred Stock, par value $0.001 per share, of the Corporation and hereby fixes the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Articles of Incorporation of the Corporation, as amended, which are applicable to the Preferred Stock of all classes and series) as follows:

SERIES E CONVERTIBLE PREFERRED STOCK

1.           Designation, Amount and Par Value.  The following series of preferred stock shall be designated as the Corporation’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”), and the number of shares so designated shall be ten thousand (10,000).  Each share of Series E Preferred Stock shall have a par value of $0.001 per share.  The “Stated Value” for each share of Series E Preferred Stock shall equal $1,000.

2.           Definitions.  In addition to the terms defined elsewhere in this Certificate of Designations the following terms have the meanings indicated:

“Additional Shares” has the meaning set forth in Section 9(a).

“Alternate Consideration” has the meaning set forth in Section 9(d).

“Applicable Price” has the meaning set forth in Section 9(a).

“Approved Share Plan” means any employee benefit or equity incentive plan which has been approved by the Board of Directors of the Corporation, pursuant to which the Corporation’s securities may be issued to any employee, officer, consultant or director for services provided to the Corporation.

“Bankruptcy Event” means any of the following events: (a) the Corporation or a Subsidiary of the Corporation commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Subsidiary thereof; (b) there is commenced against the Corporation or any Subsidiary any such case or proceeding that is not dismissed within sixty (60) days after commencement; (c) the Corporation or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) days; (e) the Corporation or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Corporation or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Corporation or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Corporation or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Bloomberg” means Bloomberg Financial Markets.

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in The State of New York are authorized or required by law or other governmental action to close.

“Calendar Quarter” means each of the following periods: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

“Common Share” means one share of the Common Stock.

“Common Stock” means the common stock of the Corporation, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Conversion Notice” has the meaning set forth in Section 7(a).

“Conversion Price” means $0.40 per share, as adjusted herein.

“Conversion Rate” means, for each share of Series E Preferred Stock, the quotient of (i) the Stated Value, plus the amount of any accrued but unpaid Dividends, divided by (ii) the Conversion Price.

“Convertible Securities” means any stock or securities (other than the Options, the Warrants, the Series A Preferred Stock. the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock) convertible into or exercisable or exchangeable for Common Stock.

“Dilutive Issuance” has the meaning set forth in Section 9(a).

“Distributed Property” has the meaning set forth in Section 9(c).

“Dividends” has the meaning set forth in Section 3.

“Dividend Date” has the meaning set forth in Section 3.

“Dividend Rate” has the meaning set forth in Section 3.

“Dividend Shares” has the meaning set forth in Section 3.

“Equity Conditions” means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) the Common Stock is listed or quoted (and is not suspended from trading) on the Trading Market and such shares of Common Stock are approved for listing upon issuance; (iii) no Bankruptcy Event has occurred; (iv) the conversion of the Series E Preferred Stock is permitted by the Trading Market and all other applicable laws, rules and regulations; and (v) the Corporation is not in default with respect to any material obligation hereunder or under any other Transaction Document.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Securities” means Common Shares issued or deemed to be issued by the Corporation: (A) in connection with an Approved Share Plan; (B) in connection with a bank financing or strategic partnership or investment; (C) in a Qualified Public Offering; (D) upon issuance of the shares of Series E Preferred Stock or Dividend Shares or upon conversion of the shares of Series E Preferred Stock or upon exercise of any Warrants that were outstanding on the Original Issue Date; (E) upon exercise of Options or Convertible Securities; (F) upon issuance or conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock; (G) upon the payment of any dividend in respect of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock; and (H) in connection with any share split, share dividend, recapitalization or similar transaction by the Corporation for which adjustment is made pursuant to Section 9(b).

“Fundamental Transaction” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date of the Purchase Agreement by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than fifty percent (50%) of the voting rights or voting equity interests in the Corporation; (ii) the first day on which more than one half of the members of the Corporation’s Board of Directors; (iii) a merger or consolidation of the Corporation or any Subsidiary or a sale of all or substantially all of the assets of the Corporation in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold at least half of the voting rights or voting equity interests in of the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Corporation or any Subsidiary that constitutes or results in a transfer of more than one half of the voting rights or voting equity interests in the Corporation; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Corporation; (vi) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of more than fifty percent (50%) of the outstanding Common Stock tender or exchange their shares for other securities, cash or property; or (vii) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Holder” means any holder of Series E Preferred Stock.

“Junior Securities” means the Common Stock and all other equity or equity equivalent securities of the Corporation (other than the Series E Preferred Stock), including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

“Liquidation Event” means any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

“Mandatory Conversion” has the meaning set forth in Section 7(b).

“Mandatory Conversion Date” has the meaning set forth in Section 7(b).

“Mandatory Conversion Eligibility Date” has the meaning set forth in Section 7(b).

“Mandatory Conversion Measuring Period” has the meaning set forth in Section 7(b).

“Mandatory Conversion Notice” has the meaning set forth in Section 7(b).

“Mandatory Conversion Notice Date” has the meaning set forth in Section 7(b).

“New Issuance Price” has the meaning set forth in Section 9(a).

“Optional Conversion” has the meaning set forth in Section 7(a).

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” means the date of the first issuance of any shares of the Series E Preferred Stock, regardless of the number of transfers of any particular shares of Series E Preferred Stock and regardless of the number of certificates that may be issued to evidence shares of Series E Preferred Stock.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIK Dividend” has the meaning set forth in Section 3.

“PIK Dividend Average Price” has the meaning set forth in Section 3.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of May 24, 2011, among the Corporation and the Holders, as amended from time to time.

“Qualified Public Offering” means a bona fide underwritten public offering of Common Stock or Convertible Securities by the Corporation.

“Registration Rights” means the Registration Rights set forth in Article VI of the Purchase Agreement among the Corporation and the Holders.

“Required Holders” means the Holders of shares of Series E Preferred Stock representing at least a majority of the aggregate shares of Series E Preferred Stock then outstanding.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

“Series A Preferred Stock” means the Preferred Stock designated by the Board of Directors of the Corporation as Series A Convertible Preferred Stock pursuant to a Certificate of Designations filed with the Secretary of State of the State of Nevada on September 14, 1999.

“Series B Preferred Stock” means the Preferred Stock designated by the Board of Directors of the Corporation as Series B Convertible Preferred Stock pursuant to a Certificate of Designations filed with the Secretary of State of the State of Nevada on March 1, 2000.

“Series C Preferred Stock” means the Preferred Stock designated by the Board of Directors of the Corporation as Series C 10% Convertible Preferred Shares pursuant to a Certificate of Designations filed with the Secretary of State of the State of Nevada on April 20, 2010.

“Series D Preferred Stock” the Preferred Stock designated by the Board of Directors of the Corporation as Series D 10% Convertible Preferred Shares pursuant to a Certificate of Designations filed with the Secretary of State of the State of Nevada on May 13, 2011.

“Series E Preferred Stock” has the meaning set forth in Section 1.

“Series E Preferred Stock Liquidation Preference” has the meaning set forth in Section 6.

“Series E Preferred Stock Register” has the meaning set forth in Section 4.

“Securities” means, collectively, the Series E Preferred Stock and the Underlying Shares issued or issuable pursuant to the Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Dividend Amount” means, for any Dividend Date, the quotient of (i) the Stated Value divided by (ii) the Weighted Average Price for the 20 Trading Days immediately prior to the record date applicable to such Dividend Date.

“Subsidiary” means any “significant subsidiary” of the Corporation as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means the Purchase Agreement, the schedules and exhibits attached thereto, the Warrants, this Certificate of Designations and the Transfer Agent Instructions and any other documents or agreements executed or delivered in connection with the transactions contemplated under the Purchase Agreement and thereunder.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock and in satisfaction of any other obligation of the Corporation to issue shares of Common Stock pursuant to the Transaction Documents.

“Valuation Event” has the meaning set forth in Section 9(a)(viii)(D).

“Warrants” means the warrants issued to the Holders pursuant to the Purchase Agreement.

“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City Time, and ending at 4:00:00 p.m., New York City Time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City Time, and ending at 4:00:00 p.m., New York City Time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders.  All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

3.           Dividends.  The Holders of the shares of Series E Preferred Stock shall be entitled to receive dividends (“Dividends”) payable on the Stated Value of each share of Series E Preferred Stock at the rate of five percent (5%) per annum (the “Dividend Rate”).  Dividends on the shares of Series E Preferred Stock shall commence accruing on the Original Issue Date and shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be payable in arrears for each Calendar Quarter on the first day of the succeeding Calendar Quarter during the period beginning on the Original Issue Date (each, a “Dividend Date”) with the first Dividend Date being July 1, 2011.  Prior to the payment of Dividends on a Dividend Date, Dividends on the shares of Series E Preferred Stock shall accrue at the Dividend Rate.  If a Dividend Date is not a Business Day (as defined below), then the Dividend shall be due and payable on the Business Day immediately following such Dividend Date.  Dividends shall be payable in cash on each Dividend Date.  In lieu of cash, at the option of the Company, Dividends shall be payable in fully paid and non-assessable shares of Common Stock (“Dividend Shares”), provided that the resale of such Dividend Shares is registered pursuant to an effective registration statement under the Securities Act (a “PIK Dividend”).  With respect to the payment of any PIK Dividend, the number of Dividend Shares to be issued in payment of such PIK Dividend with respect to each outstanding share of Series E Preferred Stock shall be determined by dividing (i) the amount of the PIK Dividend (were it paid in cash) by (ii) the arithmetic average of the Weighted Average Price of the Common Stock for each of the ten (10) consecutive Trading Days preceding the Dividend Date corresponding to such PIK Dividend (the “PIK Dividend Average Price”).  To the extent that any PIK Dividend would result in the issuance of a fractional share of Common Stock to any Holder, then the amount of such fraction multiplied by the PIK Dividend Average Price shall be paid in cash (unless there are no legally available funds with which to make such cash payment, in which event the number of shares of Common Stock to be issued to each such Holder shall be rounded up to the nearest whole share).

4.           Registration of Issuance and Ownership of Series E Preferred Stock.  The Corporation shall register the issuance and ownership of shares of the Series E Preferred Stock, upon records to be maintained by the Corporation or its Transfer Agent (as defined in the Purchase Agreement) for that purpose (the “Series E Preferred Stock Register”), in the name of the record Holders thereof from time to time.  The Corporation may deem and treat the registered Holder of shares of Series E Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such Holder, and for all other purposes, absent actual notice to the contrary.

5.           Registration of Transfers.  The Corporation shall register the transfer of any shares of Series E Preferred Stock in the Series E Preferred Stock Register, upon surrender of certificates evidencing such Shares to the Corporation at its address specified herein.  Upon any such registration or transfer, a new certificate evidencing the shares of Series E Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder.

6.           Liquidation.

(a)           In the event of any Liquidation Event, the Holders of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount per share in cash equal to the greater of (i) the Stated Value for each share of Series E Preferred Stock then held by them (as adjusted pursuant to Section 9), plus all accrued but unpaid dividends on such Series E Preferred Stock as of the date of such event, and (ii) the amount per share that would be payable to a Holder had all shares of Series E Preferred Stock been converted to Underlying Shares immediately prior to such Liquidation Event (the “Series E Preferred Stock Liquidation Preference”).  If, upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the Holders shall be insufficient to permit the payment to such Holders of the full Series E Preferred Stock Liquidation Preference, then the Holders shall share ratably in any such distribution of the assets and funds of the Corporation in proportion to the aggregate Series E Preferred Stock Liquidation Preference that would otherwise be payable to each of such Holders.

(b)           After the Holders have been paid the full Series E Preferred Stock Liquidation Preference to which they are entitled, the Holders will have no right or claim to any of the assets or funds of the Corporation.

(c)           The Corporation shall provide written notice of any Liquidation Event or Fundamental Transaction to each record Holder not less than forty-five (45) days prior to the payment date or effective date thereof, provided that such information shall be made known to the public prior to or in connection with such notice being provided to the Holders.  At the request of any Holder, which must be delivered prior to the effective date of a Fundamental Transaction (or, if later, within five (5) Trading Days after such Holder receives notice of such Fundamental Transaction from the Corporation), such Fundamental Transaction will be treated as a Liquidation Event with respect to such Holder for the purposes of this Section 6.

(d)           In the event that, immediately prior to the closing of a Liquidation Event the cash distributions required by Section 6(a) have not been made, the Corporation shall forthwith either:  (i) cause such closing to be postponed until such time as such cash distributions have been made, or (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series E Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice by the Corporation delivered pursuant to Section 6(c).

7.           Conversion.

(a)           Conversion at Option of Holder.  At the option of any Holder, any shares of Series E Preferred Stock held by such Holder may be converted into shares of Common Stock at the Conversion Rate.  A Holder may convert shares of Series E Preferred Stock into Common Stock pursuant to this paragraph at any time and from time to time after the Original Issue Date, by delivering to the Corporation a conversion notice (the “Conversion Notice”), in the form attached hereto as Exhibit A, appropriately completed and duly signed, and the date any such Conversion Notice is delivered to the Corporation (as determined in accordance with the notice provisions hereof) is a “Conversion Date.”

(b)           Mandatory Conversion.  If, at any time from and after the Effective Date (as defined in the Purchase Agreement) (the “Mandatory Conversion Eligibility Date”), (i) the Weighted Average Price of the Common Stock equals or exceeds $2.50 per share for each of any twenty (20) consecutive Trading Days following the Mandatory Conversion Eligibility Date (the “Mandatory Conversion Measuring Period”) and (ii) the average daily trading volume over the Mandatory Conversion Measuring Period is at least $250,000, then the Corporation shall have the right to require the Holders to convert any or all of their shares of Series E Preferred Stock Price into fully paid and non-assessable shares of Common Stock at the Conversion Rate (a “Mandatory Conversion”).  The Corporation may exercise its right to require conversion under this Section 7(b) on one occasion by delivering within not more than five (5) Trading Days following the end of such Mandatory Conversion Measuring Period a written notice thereof by facsimile and overnight courier to all Holders of shares of Series E Preferred Stock and the Transfer Agent (the “Mandatory Conversion Notice,” and the date all the Holders received such notice by facsimile is referred to as the “Mandatory Conversion Notice Date”).  The Mandatory Conversion Notice shall be irrevocable.  The Mandatory Conversion Notice shall state (i) the Trading Day selected for the Mandatory Conversion in accordance with Section 7(a), which Trading Day shall be at least twenty (20) Business Days but not more than sixty (60) Business Days following the Mandatory Conversion Notice Date (the “Mandatory Conversion Date”), (ii) the number of shares of Series E Preferred Stock of such Holder subject to the Mandatory Conversion (iii) the aggregate number of shares of Series E Preferred Stock subject to Mandatory Conversion from all of the Holders pursuant to this Section 7 and (iv) the number of shares of Common Stock to be issued to such Holder on the Mandatory Conversion Date.

8.           Mechanics of Conversion.

(a)           The number of Underlying Shares issuable upon any conversion of shares of Series E Preferred Stock hereunder shall equal the number of shares of Series E Preferred Stock to be converted multiplied by the Conversion Rate.

(b)           Upon conversion of any shares of Series E Preferred Stock, the Corporation shall promptly (but in no event later than three (3) Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion.  The Holder agrees to the imprinting of a restrictive legend on any such certificate evidencing any of the Underlying Shares, until such time as the Underlying Shares are no longer required to contain such legend or any other legend.  Certificates evidencing the Underlying Shares shall not be required to contain such legend or any other legend (i) while a registration statement covering the resale of the Underlying Shares is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 if the Holder provides the Corporation with a legal opinion reasonably acceptable to the Corporation to the effect that the Underlying Shares can be sold under Rule 144, (iii) if the Underlying Shares are eligible for sale under Rule 144 without any volume limitation, or (iv) if the Holder provides the Corporation with a legal opinion reasonably acceptable to the Corporation to the effect that the  legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC).  The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date.  If the shares are then not required to bear a restrictive legend, the Corporation shall, upon request of the Holder, deliver Underlying Shares hereunder electronically through DTC or another established clearing corporation performing similar functions, and shall credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission System.

(c)           A Holder shall deliver the original certificate(s) evidencing the Series E Preferred Stock being converted in connection with the conversion of such Series E Preferred Stock.  Upon surrender of a certificate following one or more partial conversions, the Corporation shall promptly deliver to the Holder a new certificate representing the remaining shares of Series E Preferred Stock.

(d)           The Corporation’s obligations to issue and deliver Underlying Shares upon conversion of Series E Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such Underlying Shares.

9.           Certain Adjustments.  The Conversion Price is subject to adjustment from time to time as set forth in this Section 9.

(a)           Adjustment of Conversion Price upon Issuance of Common Shares.  If and whenever on or after the Original Issue Date, the Corporation issues or sells, or in accordance with this Section 9(a) is deemed to have issued or sold, any Common Shares other than Excluded Securities (“Additional Shares”) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such time (a “Dilutive Issuance”), then immediately after such issue or sale, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.  For purposes of determining the adjusted Conversion Price under this Section 9(a), the following shall be applicable:

(a)           (i)  Issuance of Options.  If the Corporation in any manner grants or sells any Options and the lowest price per share for which one Common Share is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 9(a)(i), the “lowest price per share for which one Common Share is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one Common Share upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Shares upon conversion, exchange or exercise of such Convertible Securities.

(b)           (ii)  Issuance of Convertible Securities.  If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one Common Share is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 9(a)(ii), the “lowest price per share for which one Common Share is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one Common Share upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Shares upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 9(a)(ii), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(c)           (iii)  Change in Option Price or Rate of Conversion.  If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Shares changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 9(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the shares of Series E Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(d)           (iv)  Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.001.  If any Common Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Corporation therefor.  If any Common Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Corporation will be the arithmetic average of the Weighted Average Price of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities.  The fair value of any consideration other than cash or securities will be determined jointly by the Corporation and the Required Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Corporation and the Required Holders.  The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

(e)           (v)  Record Date.  If the Corporation takes a record of the holders of Common Shares for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Shares, Options or Convertible Securities or (y) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)           Stock Dividends and Splits.  If the Corporation, at any time while Series E Preferred Stock is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock (other than dividends paid in respect of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock); (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the applicable Conversion Price for Series E Preferred Stock shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(c)           Pro Rata Distributions.  If the Corporation, at any time while Series E Preferred Stock is outstanding, distributes or pays as a dividend to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (including, without limitation, cash) (in each case, “Distributed Property”), then in each such case the Corporation shall simultaneously deliver to each Holder the Distributed Property that each such Holder would have been entitled to receive in respect the number of Underlying Shares then issuable pursuant to Section 7(a) above had the Holder been the record holder of such Underlying Shares immediately prior to the applicable record or payment date.

(d)           Fundamental Transactions.  If the Corporation, at any time while Series E Preferred Stock is outstanding, effects any Fundamental Transaction, then upon any subsequent conversion of Series E Preferred Stock, each Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it could have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the applicable Conversion Price for the Series E Preferred Stock shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of Series E Preferred Stock following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall issue to the Holder a new series of preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and ensuring that the Series E Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(e)           Calculations.  All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)           Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 9, the Corporation at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.  Upon written request, the Corporation will promptly deliver a copy of each such certificate to each Holder and to the Corporation’s Transfer Agent.

(g)           Notice of Corporation Events.  If the Corporation (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Corporation or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Corporation, then the Corporation shall deliver to each Holder a notice describing the material terms and conditions of such transaction, at least twenty (20) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction.

10.           Voting Rights.

(a)           General.  Except as otherwise provided herein or as required by applicable law, the Holders of the Series E Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote, including, without limitation, the election of directors.  For such purposes, each Holder shall be entitled to a number of votes in respect of the Underlying Shares owned by it equal to the number of shares of Common Stock into which such shares of Series E Preferred Stock are convertible as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

(b)           Protective Provisions.  Notwithstanding anything to the contrary in Section 10(a), so long as the Holders, in the aggregate, hold at least thirty percent (30%) of the shares of Series E Preferred Stock issued pursuant to the Purchase Agreement, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of Series E Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock or alter or amend this Certificate of Designation (whether by merger, reorganization, consolidation or otherwise), (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation Event or Fundamental Transaction senior to or pari passu with the Series E Preferred Stock, (c) amend its articles of incorporation or other charter documents so as to affect adversely any rights of the Holders (whether by merger, reorganization, consolidation or otherwise), (d) increase the authorized number of shares of Series E Preferred Stock, (e) pay or declare any dividend or make any distribution on any Junior Securities, except pro rata stock dividends on the Common Stock payable in additional shares of Common Stock, (f) incur any indebtedness for money borrowed, individually or in the aggregate, in excess of $1 million, or (g) enter into any agreement with respect to the foregoing.

(c)           Board of Directors.  The holders of the outstanding shares of Series E Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation so long as such holders remain the holders of, in the aggregate, at least 50% of the total number of shares of Series E Preferred Stock purchased pursuant to the Purchase Agreement; provided, however, that in the event that such holders hold, in the aggregate, less than 50%, but at least 25%, of the total number of shares of Series E Preferred Stock purchased pursuant to the Purchase Agreement, such holders, voting as a separate class, shall be entitled to elect one (1) director of the Corporation; provided, further, that upon the occurrence of (and during the continued existence of) a Default (as defined in Section 16 below), such holders, voting as a separate class, shall be entitled to elect a majority of the directors of the Corporation, each to serve during the continued existence of such Default.  In the event that the holders of the outstanding shares of Series E Preferred Stock hold, in the aggregate, less than 25% of the total number of shares of Series E Preferred Stock purchased pursuant to the Purchase Agreement, such holders shall forfeit their right to nominate directors of the Corporation as a separate voting class other than upon the occurrence of (and during the continued existence of) a Default.  At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.  In the case of any vacancy in the office of a director elected by the holders of a particular class or classes of stock, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of the holders of a majority of the shares of that class or classes, as applicable, given at a special meeting of such shareholders duly called or by an action by written consent for that purpose or, in the absence of action by such holders, by action of the remaining directors elected by the holders of that class or classes, as applicable.  Any director who shall have been elected by the holders of a particular class or classes of stock may be removed from the Board of Directors during such director’s term of office, either for or without cause by, and only by, the affirmative vote of the holders of a majority of the shares of such class or classes, as applicable, given at a special meeting of the shareholders duly called or by an action by written consent for that purpose.

11.           Priority.  The Series E Preferred Stock, whether now or hereafter issued, shall, with respect to dividend rights (other than the right to receive additional shares of Series E Preferred Stock pursuant to Section 14) and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, rank senior to the Common Stock of the Corporation and to any other series of Preferred Stock established hereafter by the Board of Directors the terms of which shall specifically provide that such series shall rank junior to the Series E Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution. The Corporation shall not, without the prior approval of Holders of at least 66-2/3% of the shares of Series E Preferred Stock then outstanding, voting as a separate class, issue any additional shares of the Series E Preferred Stock, or create any other class or series of capital stock that ranks senior to or on a parity with the Series E Preferred Stock.

12.           Charges, Taxes and Expenses.  Issuance of certificates for shares of Series E Preferred Stock and for Underlying Shares issued on conversion of (or otherwise in respect of) the Series E Preferred Stock shall be made without charge to the Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Series E Preferred Stock or receiving Underlying Shares in respect of the Series E Preferred Stock.

13.           Replacement Certificates.  If any certificate evidencing Series E Preferred Stock or Underlying Shares is mutilated, lost, stolen or destroyed, or a Holder fails to deliver such certificate as may otherwise be provided herein, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction (in such case) and, in each case, customary and reasonable indemnity, if requested.  Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

14.           Reservation of Underlying Shares.  The Corporation covenants that it shall at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) all outstanding Series E Preferred Stock (taking into account the adjustments of Section 9), free from preemptive rights or any other contingent purchase rights of persons other than the Holder.  The Corporation covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.  The Corporation covenants that it shall use its best efforts to satisfy each of the Equity Conditions.  The Corporation has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock.

15.           Fractional Shares.  The Corporation shall not be required to issue or cause to be issued fractional Common Shares on conversion of Series E Preferred Stock or in payment of any Dividend.  If any fraction of a Common Share would, except for the provisions of this Section, be issuable upon conversion of Series E Preferred Stock or in payment of any Dividend, the number of Common Shares to be issued will be rounded up to the nearest whole share.

16.           Mandatory Redemption.

(a)           The Corporation shall redeem, from any source of funds legally available therefor, all remaining outstanding shares of the Series E Preferred Stock on the fifth anniversary of the Original Issue Date (the “Redemption Date”).  The Corporation shall effect such redemption by paying in cash in exchange for the shares of Series E Preferred Stock to be redeemed a sum equal to the Stated Value of each share of Series E Preferred Stock plus all declared or accumulated but unpaid dividends on such shares (the “Redemption Price”).  In the event the Corporation is lawfully able to redeem only part of the Series E Preferred Stock outstanding, then the holders of shares of Series E Preferred Stock shall be entitled to have their shares redeemed ratably, in proportion to the number of such shares owned by each such holder (rounded to the nearest share), and the Corporation shall redeem the remaining shares of Series E Preferred Stock on the first day it may lawfully do so.

(b)           Ten (10) days prior to the Redemption Date, the Corporation shall deposit the aggregate Redemption Price for all outstanding shares of Series E Preferred Stock designated for redemption on such Redemption Date and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $1,000,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed.  Simultaneously, the Corporation shall deposit irrevocable instructions and authority with such bank or trust company to pay, on and after the Redemption Date, the Redemption Price of the shares of Series E Preferred Stock so designated for redemption to the holders thereof upon surrender of their certificates or a reasonably acceptable affidavit of loss.  The balance of any monies deposited by the Corporation pursuant to this paragraph remaining unclaimed at the expiration of six (6) months following the Redemption Date shall thereafter be returned to the Corporation, provided that the stockholder to whom such monies would be payable hereunder shall be entitled to receive such monies upon proof of ownership of the Series E Preferred Stock, which payment shall be made without interest.  Dividends with respect to shares of Series E Preferred Stock shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except the right to receive the Redemption Price pursuant to the terms of this Section 16; provided, that in the event of a Default (as defined below), the holders of shares of Series E Preferred Stock shall have all of the rights, preferences and privileges provided for herein, including, without limitation, pursuant to Section 16(c) below.

(c)           If the Corporation fails to pay the full Redemption Price for all shares of Series E Preferred Stock payable as of such Redemption Date (a “Default”) then, notwithstanding anything else to the contrary contained herein or in the Articles of Incorporation of the Corporation, as amended, the holders of the outstanding shares of Series E Preferred Stock, voting as a separate class, shall be entitled to elect a majority of the directors of the Corporation, each to serve until such time as such Redemption Price has been paid in full.  At the request of the holders of a majority of the shares of Series E Preferred Stock, the Corporation shall use its best efforts to secure the necessary corporate approvals and effect (i) a sale of the debt or equity securities of the Corporation and/or any of its subsidiaries, (ii) a sale or transfer of all or a portion of the assets of the Corporation and/or any of its subsidiaries, (iii) a merger, consolidation or other business combination of the Corporation and/or any of its subsidiaries or (iv) any other transaction (including the liquidation, dissolution or winding up of the Corporation and/or any of its subsidiaries) which could reasonably be expected to enable the Corporation to pay and discharge any outstanding portion of such Redemption Price.

17.           Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 4:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 4:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be: (i) if to the Corporation, to 3 E. De La Guerra Street, Santa Barbara, California 93101, Attention: Chief Executive Officer, or (ii) if to a Holder, to the address or facsimile number appearing on the Corporation’s stockholder records or such other address or facsimile number as such Holder may provide to the Corporation in accordance with this Section.

18.           Miscellaneous.

(a)           The headings herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

(b)           No provision of this Certificate of Designations may be amended, except in a written instrument signed by the Corporation and Holders of at least a majority of the shares of Series E Preferred Stock then outstanding.  Any of the rights of the Holders of Series E Preferred Stock set forth herein, including any Equity Conditions or any other similar conditions for the Holders’ benefit, may be waived by the affirmative vote of Holders of at least a majority of the shares of Series E Preferred Stock then outstanding.  No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

[Signature page follows.]

IN WITNESS WHEREOF, Stratus Media Group, Inc. has caused this Certificate of Designations to be duly executed as of this 24th day of May, 2011.

STRATUS MEDIA GROUP, INC.

By: __________________________
Name:
Title:

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert shares of Series E Preferred Stock)
The undersigned hereby elects to convert the number of shares of Series E Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Stratus Media Group, Inc., a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Number of shares of Series E Preferred Stock owned prior to Conversion

Number of shares of Series E Preferred Stock to be Converted

Stated Value of shares of Series E Preferred Stock to be Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Number of shares of Series E Preferred Stock subsequent to Conversion

Name of Holder
By:
Name:
Title:

Exhibit B

FORM OF A WARRANT

(See attached)

STRATUS MEDIA GROUP, INC.

WARRANT TO PURCHASE COMMON STOCK

To Purchase [______] Shares of Common Stock

Date of Issuance: May [__], 2011

THIS CERTIFIES THAT, for value received, [__________] or its permitted registered assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Stratus Media Group, Inc., a Nevada corporation (the “Company”), up to [______] shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”).  This warrant is one of a series of warrants issued by the Company as of the date hereof (individually a “Warrant” and collectively the “Warrants”) pursuant to that certain Securities Purchase Agreement, dated as of May 24, 2011, among the Company and the Investors (as defined therein) (the “Purchase Agreement”).

1.             Definitions.  Capitalized terms used but not defined herein shall have their respective meanings as set forth in the Purchase Agreement.  As used herein, the following terms have the following respective meanings:

(A)           “Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(B)           “Exercise Period” means the period commencing on the date hereof and ending on the fifth (5th) anniversary of the effective date of a registration statement registering the Exercise Shares for resale, unless sooner terminated as provided below.

(C)           “Exercise Price” means $0.65, subject to adjustment pursuant to Section 3 below.

(D)           “Exercise Shares” means the shares of Common Stock issuable upon exercise of this Warrant.

(E)           “Exempt Issuance” means the issuance of (a) shares of Common Stock or options (i) to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted and in effect as of the date hereof or (ii) duly adopted after the date hereof by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of Common Stock upon the exercise or exchange of or conversion of the Warrants and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business related to the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(F)           “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock.

(G)           “ Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(H)           “Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading does not occur on the OTC Bulletin Board (or any successor thereto), any business day.

(I)           “Trading Market” means any Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

2.             Exercise of Warrant.  The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):

(A)           an executed Notice of Exercise in the form attached hereto; and

(B)           payment of the Exercise Price either (i) in cash or by wire transfer of immediately available funds or (ii) pursuant to Section 2.1 below.

Execution and delivery of the Notice of Exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Exercise Shares, if any.

Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise, within three business days from the delivery to the Company of the Notice of Exercise and payment of the aggregate Exercise Price as set forth above.  This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the open of business on the next succeeding date on which the stock transfer books are open.

Subject to the final sentence of this paragraph and to the extent permitted by law, the Company’s obligations to issue and deliver Exercise Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Exercise Shares.  The Holder shall, subject to the following proviso, have the right to pursue any remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Exercise Shares upon exercise of this Warrant as required pursuant to the terms hereof.

2.1           Net Share Exercise.  If during the Exercise Period (i) the Fair Market Value (as defined below) of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), and (ii) the Exercise Shares are not registered for resale pursuant to an effective registration statement, in lieu of exercising this Warrant by payment of cash or by wire transfer of immediately available funds, the Company may, in its sole discretion, permit the Holder to effect a “net share exercise” of this Warrant, in which event, if so effected, the Holder shall receive Exercise Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by delivering the properly endorsed Notice of Exercise to the principal office of the Company in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y(A-B)
      A

Where    X   =           the number of Exercise Shares to be issued to the Holder

Y   =           the number of Exercise Shares with respect to which this Warrant is being exercised

A  =            the Fair Market Value (as defined below) of one share of the Company’s Common Stock (at the date of such calculation)

B   =           the Exercise Price (as adjusted to the date of such calculation)

For purposes of this Warrant, the “Fair Market Value” of one share of Common Stock means (i) the average of the closing sales prices for the shares of Common Stock on an Eligible Market where the Common Stock is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”) for the ten consecutive trading days immediately before the Exercise Date, or (ii) if an Eligible Market is not the principal Trading Market for the shares of Common Stock, the average of the reported sales prices reported by Bloomberg on the principal Trading Market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if “Fair Market Value” cannot be calculated as of such date on any of the foregoing bases, the “Fair Market Value” shall be as mutually determined by the Board of Directors of the Company and the Holder in the exercise of their respective good faith judgment.

2.2           Issuance of New Warrants.  Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event within five business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the number of shares of Common Stock remaining available for purchase under this Warrant.

2.3           Payment of Taxes and Expenses.  The Company shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Exercise Shares purchased upon exercise of this Warrant and/or (ii) new or replacement warrants in the Holder’s name or the name of any transferee of all or any portion of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance, delivery or registration of any certificates for Exercise Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Exercise Shares upon exercise hereof.

3.             Adjustment of Exercise Price and Shares.  The Exercise Price and number of Exercise Shares issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

3.1           Adjustment upon Issuance of Shares of Common Stock.  If and whenever on or after the date hereof, the Company issues or sells, or in accordance with this Section 3 is deemed to have issued or sold, any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately before such issue or sale or deemed issuance or sale (such lesser price being referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to the Applicable Price, and the number of Exercise Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3.1 in respect of an Exempt Issuance.  For purposes of determining the adjusted Exercise Price under this Section 3.1, the following shall be applicable:

3.1.1           Issuance of Options.  If the Company in any manner grants any options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such option or upon conversion, exercise or exchange of any convertible securities issuable upon exercise of any such option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such option for such price per share.  For purposes of this Section 3.1.1, the “lowest price per share for which one share of Common Stock is issuable upon exercise of such options or upon conversion, exercise or exchange of such convertible securities issuable upon exercise of any such option” shall be equal to the sum of the lowest amounts of consideration, if any, received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the option, upon exercise of the option and upon conversion, exercise or exchange of any convertible security issuable upon exercise of such option.  No further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such convertible securities upon the exercise of such options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such convertible securities.

3.1.2           Issuance of Convertible Securities.  If the Company in any manner issues or sells any convertible securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share.  For the purposes of this Section 3.1.2, the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration, if any, received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion, exercise or exchange of such convertible security.  No further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 3.1 no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

3.1.3           Change in Option Price or Rate of Conversion.  If the purchase price provided for in any options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, then the Exercise Price and the number of Exercise Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Exercise Shares which would have been in effect at such time had such options or convertible securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3.1.3, if the terms of any option or convertible security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such option or convertible security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 3.1 shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Exercise Shares.

3.1.4           Calculation of Consideration Received.  In case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the options will be deemed to have been issued for a value determined by use of the Black Scholes Option Pricing Model (the “Option Value”) and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company, less (II) the Option Value.  If any shares of Common Stock, options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the weighted average price of such security on the date of receipt.  If any shares of Common Stock, options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, options or convertible securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.  In the event that the Holders of Warrants exercisable for a majority of the aggregate Exercise Shares (the “Majority Holders”) object in writing to a valuation within ten days after the occurrence of an event requiring valuation (the “Valuation Event”), then the fair value of such consideration will be determined within five business days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Majority Holders.  The determination of such appraiser shall be final and binding upon all parties absent manifest error, and the fees and expenses of such appraiser shall be borne equally by the Company and the Holders.

3.1.5           Record Date.  If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, options or in convertible securities or (B) to subscribe for or purchase shares of Common Stock, options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

3.1.6           Voluntary Adjustment by the Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

3.2           Adjustment upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the date hereof subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately before such subdivision will be proportionately reduced and the number of Exercise Shares will be proportionately increased.  If the Company at any time on or after the date hereof combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately before such combination will be proportionately increased and the number of Exercise Shares will be proportionately decreased.  Any adjustment under this Section 3.2 shall become effective at the close of business on the date the subdivision or combination becomes effective.

3.3           Other Events.  If any event occurs of the type contemplated by the provisions of Section 3.1 or 3.2 but is not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Exercise Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 3.3 will increase the Exercise Price or decrease the number of Exercise Shares as otherwise determined pursuant to this Section 3.

4.             Rights Upon Distribution of Assets.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(A)           any Exercise Price in effect immediately before the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the closing bid price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the closing bid price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(B)           the number of Exercise Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately before the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (A); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an adjustment in the number of Exercise Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately before such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (A) and the number of Exercise Shares calculated in accordance with the first part of this paragraph (B).

5.             Purchase Rights; Fundamental Transactions.

5.1           Purchase Rights.  In addition to any adjustments pursuant to Section 3 above, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

5.2           Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless the successor entity assumes this Warrant in accordance with the provisions of this Section 5.2, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the successor entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) before such Fundamental Transaction.  Upon the occurrence of any Fundamental Transaction, the successor entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the successor entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such successor entity had been named as the Company herein.  In addition to and not in substitution for any other rights hereunder, before the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but before the end of the Exercise Period, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant before such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately before such Fundamental Transaction.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  The provisions of this Section 5.2 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.  Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the 15th day after consummation of such Fundamental Transaction, the Company (or the successor entity) shall purchase this Warrant from the Holder by paying to the Holder, within five business days after such request (or, if later, within two business days after the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

6.           Noncircumvention.  The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

7.           Fractional Shares.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the number of Exercise Shares to be issued will be rounded down to the nearest whole share.

8.           No Stockholder Rights.  Other than as provided herein, this Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9.           Transfer of Warrant.  Subject to applicable laws, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.  The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company and its counsel.  Any purported transfer of all or any portion of this Warrant in violation of the provisions of this Warrant shall be null and void.

10.           Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11.           Notices, etc.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile to the facsimile number specified in writing by the recipient if sent during normal business hours of the recipient on a Trading Day, if not, then on the next Trading Day, (c) the next Trading Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and (d) when sent by electronic mail to the electronic mail address specified in writing by the recipient if sent during normal business hours of the recipient on a Trading Day, if not, then on the next Trading Day.  All communications shall be sent to the Company at the address (or electronic mail address) listed on the signature page hereto and to Holder at the applicable address (or electronic mail address) set forth on the applicable signature page to the Purchase Agreement or at such other address (or electronic mail address) as the Company or Holder may designate by ten days advance written notice to the other parties hereto.

12.           Acceptance.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13.           Governing Law.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

14.           Amendment or Waiver.  Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of Warrants representing at least two-thirds of the number of shares of Common Stock then subject to outstanding Warrants.  Notwithstanding the foregoing, (a) this Warrant may be amended and the observance of any term hereunder may be waived without the written consent of the Holder only in a manner which applies to all Warrants in the same fashion and (b) the number of Exercise Shares subject to this Warrant and the Exercise Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the Holder.  The Company shall give prompt written notice to the Holder of any amendment hereof or waiver hereunder that was effected without the Holder’s written consent.  No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of May 24, 2011.

STRATUS MEDIA GROUP, INC.

By:
Name:
Title:

3 E. De La Guerra Street
Santa Barbara, California 93101

NOTICE OF EXERCISE

TO:  STRATUS MEDIA GROUP, INC.

(1)	ð
The undersigned hereby elects to purchase [_____] shares of the common stock, par value $0.001 (the “Common Stock”), of Stratus Media Group, Inc., a Nevada corporation (the “Company”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

ð
The undersigned hereby elects to purchase [_____] shares of Common Stock of the Company pursuant to the terms of the net share exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)	Please issue the certificate for shares of Common Stock in the name of:

______________________________________________________________________
(Print or Type Name)

______________________________________________________________________
(Social Security or other Identifying Number)

______________________________________________________________________
(Street Address)

______________________________________________________________________
(City, State, Zip Code)

(3)	If such number of shares shall not be all the shares purchasable upon the exercise of the Warrants evidenced by this Warrant, a new warrant certificate for the balance of such warrants remaining unexercised shall be registered in the name of and delivered to:

Please insert social security or other identifying number: ____________________

______________________________________________________________________
(Please print name and address)

______________________________________________________________________

Dated:
(Signature)

(Print Name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply the required information.

Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)

Address:
(Please Print)

Dated:

Holder’s Signature:

Holder’s Address:
(Please Print)

       NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit C

FORM OF B WARRANT

(See attached)

STRATUS MEDIA GROUP, INC.

WARRANT TO PURCHASE COMMON STOCK

To Purchase [______] Shares of Common Stock

Date of Issuance: May [__], 2011

THIS CERTIFIES THAT, for value received, [__________] or its permitted registered assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Stratus Media Group, Inc., a Nevada corporation (the “Company”), up to [______] shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”).  This warrant is one of a series of warrants issued by the Company as of the date hereof (individually a “Warrant” and collectively the “Warrants”) pursuant to that certain Securities Purchase Agreement, dated as of May 24, 2011, among the Company and the Investors (as defined therein) (the “Purchase Agreement”).

1.             Definitions.  Capitalized terms used but not defined herein shall have their respective meanings as set forth in the Purchase Agreement.  As used herein, the following terms have the following respective meanings:

(A)           “Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(B)           “Exercise Period” means the period commencing on the date hereof and ending on the fifth (5th) anniversary of the effective date of a registration statement registering the Exercise Shares for resale, unless sooner terminated as provided below.

(C)           “Exercise Price” means $1.00, subject to adjustment pursuant to Section 3 below.

(D)           “Exercise Shares” means the shares of Common Stock issuable upon exercise of this Warrant.

(E)           “Exempt Issuance” means the issuance of (a) shares of Common Stock or options (i) to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted and in effect as of the date hereof or (ii) duly adopted after the date hereof by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of Common Stock upon the exercise or exchange of or conversion of the Warrants and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business related to the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(F)           “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock.

(G)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(H)           “Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading does not occur on the OTC Bulletin Board (or any successor thereto), any business day.

(I)            “Trading Market” means any Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

2.             Exercise of Warrant.  The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):

(A)           an executed Notice of Exercise in the form attached hereto; and

(B)           payment of the Exercise Price either (i) in cash or by wire transfer of immediately available funds or (ii) pursuant to Section 2.1 below.

Execution and delivery of the Notice of Exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Exercise Shares, if any.

Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise, within three business days from the delivery to the Company of the Notice of Exercise and payment of the aggregate Exercise Price as set forth above.  This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the open of business on the next succeeding date on which the stock transfer books are open.

Subject to the final sentence of this paragraph and to the extent permitted by law, the Company’s obligations to issue and deliver Exercise Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Exercise Shares.  The Holder shall, subject to the following proviso, have the right to pursue any remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Exercise Shares upon exercise of this Warrant as required pursuant to the terms hereof.

2.1           Net Share Exercise.  If during the Exercise Period (i) the Fair Market Value (as defined below) of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), and (ii) the Exercise Shares are not registered for resale pursuant to an effective registration statement, in lieu of exercising this Warrant by payment of cash or by wire transfer of immediately available funds, the Company may, in its sole discretion, permit the Holder to effect a “net share exercise” of this Warrant, in which event, if so effected, the Holder shall receive Exercise Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by delivering the properly endorsed Notice of Exercise to the principal office of the Company in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y(A-B)
      A

Where    X   =           the number of Exercise Shares to be issued to the Holder

Y   =           the number of Exercise Shares with respect to which this Warrant is being exercised

A  =            the Fair Market Value (as defined below) of one share of the Company’s Common Stock (at the date of such calculation)

B   =           the Exercise Price (as adjusted to the date of such calculation)

For purposes of this Warrant, the “Fair Market Value” of one share of Common Stock means (i) the average of the closing sales prices for the shares of Common Stock on an Eligible Market where the Common Stock is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”) for the ten consecutive trading days immediately before the Exercise Date, or (ii) if an Eligible Market is not the principal Trading Market for the shares of Common Stock, the average of the reported sales prices reported by Bloomberg on the principal Trading Market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if “Fair Market Value” cannot be calculated as of such date on any of the foregoing bases, the “Fair Market Value” shall be as mutually determined by the Board of Directors of the Company and the Holder in the exercise of their respective good faith judgment.

2.2           Issuance of New Warrants.  Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event within five business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the number of shares of Common Stock remaining available for purchase under this Warrant.

2.3           Payment of Taxes and Expenses.  The Company shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Exercise Shares purchased upon exercise of this Warrant and/or (ii) new or replacement warrants in the Holder’s name or the name of any transferee of all or any portion of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance, delivery or registration of any certificates for Exercise Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Exercise Shares upon exercise hereof.

3.             Adjustment of Exercise Price and Shares.  The Exercise Price and number of Exercise Shares issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

3.1           Adjustment upon Issuance of Shares of Common Stock.  If and whenever on or after the date hereof, the Company issues or sells, or in accordance with this Section 3 is deemed to have issued or sold, any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately before such issue or sale or deemed issuance or sale (such lesser price being referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to the Applicable Price, and the number of Exercise Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3.1 in respect of an Exempt Issuance.  For purposes of determining the adjusted Exercise Price under this Section 3.1, the following shall be applicable:

3.1.1           Issuance of Options.  If the Company in any manner grants any options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such option or upon conversion, exercise or exchange of any convertible securities issuable upon exercise of any such option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such option for such price per share.  For purposes of this Section 3.1.1, the “lowest price per share for which one share of Common Stock is issuable upon exercise of such options or upon conversion, exercise or exchange of such convertible securities issuable upon exercise of any such option” shall be equal to the sum of the lowest amounts of consideration, if any, received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the option, upon exercise of the option and upon conversion, exercise or exchange of any convertible security issuable upon exercise of such option.  No further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such convertible securities upon the exercise of such options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such convertible securities.

3.1.2           Issuance of Convertible Securities.  If the Company in any manner issues or sells any convertible securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share.  For the purposes of this Section 3.1.2, the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration, if any, received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion, exercise or exchange of such convertible security.  No further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 3.1 no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

3.1.3           Change in Option Price or Rate of Conversion.  If the purchase price provided for in any options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, then the Exercise Price and the number of Exercise Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Exercise Shares which would have been in effect at such time had such options or convertible securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3.1.3, if the terms of any option or convertible security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such option or convertible security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 3.1 shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Exercise Shares.

3.1.4           Calculation of Consideration Received.  In case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the options will be deemed to have been issued for a value determined by use of the Black Scholes Option Pricing Model (the “Option Value”) and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company, less (II) the Option Value.  If any shares of Common Stock, options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the weighted average price of such security on the date of receipt.  If any shares of Common Stock, options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, options or convertible securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.  In the event that the Holders of Warrants exercisable for a majority of the aggregate Exercise Shares (the “Majority Holders”) object in writing to a valuation within ten days after the occurrence of an event requiring valuation (the “Valuation Event”), then the fair value of such consideration will be determined within five business days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Majority Holders.  The determination of such appraiser shall be final and binding upon all parties absent manifest error, and the fees and expenses of such appraiser shall be borne equally by the Company and the Holders.

3.1.5           Record Date.  If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, options or in convertible securities or (B) to subscribe for or purchase shares of Common Stock, options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

3.1.6           Voluntary Adjustment by the Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

3.2           Adjustment upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the date hereof subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately before such subdivision will be proportionately reduced and the number of Exercise Shares will be proportionately increased.  If the Company at any time on or after the date hereof combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately before such combination will be proportionately increased and the number of Exercise Shares will be proportionately decreased.  Any adjustment under this Section 3.2 shall become effective at the close of business on the date the subdivision or combination becomes effective.

3.3           Other Events.  If any event occurs of the type contemplated by the provisions of Section 3.1 or 3.2 but is not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Exercise Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 3.3 will increase the Exercise Price or decrease the number of Exercise Shares as otherwise determined pursuant to this Section 3.

4.            Rights Upon Distribution of Assets.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(A)           any Exercise Price in effect immediately before the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the closing bid price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the closing bid price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(B)           the number of Exercise Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately before the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (A); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an adjustment in the number of Exercise Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately before such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (A) and the number of Exercise Shares calculated in accordance with the first part of this paragraph (B).

5.             Purchase Rights; Fundamental Transactions.

5.1           Purchase Rights.  In addition to any adjustments pursuant to Section 3 above, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

5.2           Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless the successor entity assumes this Warrant in accordance with the provisions of this Section 5.2, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the successor entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) before such Fundamental Transaction.  Upon the occurrence of any Fundamental Transaction, the successor entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the successor entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such successor entity had been named as the Company herein.  In addition to and not in substitution for any other rights hereunder, before the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but before the end of the Exercise Period, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant before such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately before such Fundamental Transaction.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  The provisions of this Section 5.2 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.  Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the 15th day after consummation of such Fundamental Transaction, the Company (or the successor entity) shall purchase this Warrant from the Holder by paying to the Holder, within five business days after such request (or, if later, within two business days after the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

6.           Noncircumvention.  The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

7.           Fractional Shares.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the number of Exercise Shares to be issued will be rounded down to the nearest whole share.

8.           No Stockholder Rights.  Other than as provided herein, this Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9.           Transfer of Warrant.  Subject to applicable laws, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.  The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company and its counsel.  Any purported transfer of all or any portion of this Warrant in violation of the provisions of this Warrant shall be null and void.

10.           Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11.           Notices, etc.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile to the facsimile number specified in writing by the recipient if sent during normal business hours of the recipient on a Trading Day, if not, then on the next Trading Day, (c) the next Trading Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and (d) when sent by electronic mail to the electronic mail address specified in writing by the recipient if sent during normal business hours of the recipient on a Trading Day, if not, then on the next Trading Day.  All communications shall be sent to the Company at the address (or electronic mail address) listed on the signature page hereto and to Holder at the applicable address (or electronic mail address) set forth on the applicable signature page to the Purchase Agreement or at such other address (or electronic mail address) as the Company or Holder may designate by ten days advance written notice to the other parties hereto.

12.           Acceptance.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13.           Governing Law.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

14.           Amendment or Waiver.  Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of Warrants representing at least two-thirds of the number of shares of Common Stock then subject to outstanding Warrants.  Notwithstanding the foregoing, (a) this Warrant may be amended and the observance of any term hereunder may be waived without the written consent of the Holder only in a manner which applies to all Warrants in the same fashion and (b) the number of Exercise Shares subject to this Warrant and the Exercise Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the Holder.  The Company shall give prompt written notice to the Holder of any amendment hereof or waiver hereunder that was effected without the Holder’s written consent.  No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of May 24, 2011.

STRATUS MEDIA GROUP, INC.

By:
Name:
Title:

3 E. De La Guerra Street
Santa Barbara, California 93101

NOTICE OF EXERCISE

TO:  STRATUS MEDIA GROUP, INC.

(1)	ð
The undersigned hereby elects to purchase [_____] shares of the common stock, par value $0.001 (the “Common Stock”), of Stratus Media Group, Inc., a Nevada corporation (the “Company”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

ð
The undersigned hereby elects to purchase [_____] shares of Common Stock of the Company pursuant to the terms of the net share exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)	Please issue the certificate for shares of Common Stock in the name of:

______________________________________________________________________
(Print or Type Name)

______________________________________________________________________
(Social Security or other Identifying Number)

______________________________________________________________________
(Street Address)

______________________________________________________________________
(City, State, Zip Code)

(3)	If such number of shares shall not be all the shares purchasable upon the exercise of the Warrants evidenced by this Warrant, a new warrant certificate for the balance of such warrants remaining unexercised shall be registered in the name of and delivered to:

Please insert social security or other identifying number: ____________________

______________________________________________________________________
(Please print name and address)

______________________________________________________________________

Dated:
(Signature)

(Print Name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply the required information.

Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)

Address:
(Please Print)

Dated:

Holder’s Signature:

Holder’s Address:
(Please Print)

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit D

FORM OF SECURITY AGREEMENT

(See attached)

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of May [●], 2011 (together with all amendments, if any, from time to time hereto, this “Security Agreement”), among the grantors signatory hereto (together with their respective successors and assigns, each a “Grantor”), and Isaac Blech, an individual, in his capacity as Collateral Agent (as hereinafter defined) for the Investors (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement (as the same may be amended from time to time, the “Purchase Agreement”) dated as of the date hereof by and among Stratus Media Group, Inc. a Nevada corporation (the “Corporation”), the Collateral Agent (as hereinafter defined) and each investor identified on the signature pages thereto (together with their respective successors and assigns, collectively, the “Investors”), the Investors purchased Preferred Shares (as defined herein);

WHEREAS, pursuant to that certain Certificate of Designations of Series E Convertible Preferred Stock (the “Certificate of Designations”), as filed with the Secretary of State of Delaware on May 24, 2011, the Corporation authorized the issuance shares of Series E Convertible Preferred Stock (the “Preferred Shares”) and provided that the Corporation shall redeem any and all outstanding Preferred Shares on the fifth anniversary of the Original Issue Date (as defined in the Certificate of Designations) for a sum equal to the Stated Value (as defined in the Certificate of Designations) of each Preferred Share plus all declared or accumulated but unpaid dividends on such shares;

WHEREAS, in order to induce the Investors to enter into the Purchase Agreement, each Grantor has agreed to grant a continuing perfected Security Interest in (as hereinafter defined) and Lien (as hereinafter defined) on the Collateral (as hereinafter defined) to secure the all of the Secured Obligations (as hereinafter defined);

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      DEFINED TERMS.  All terms not specifically defined herein which are defined in the Code (as defined herein) shall have the meanings as defined in the Code.  In addition, as used herein:

(a)      “Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, including (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (ii) all rights in, to and under all purchase orders or receipts for goods or services, (iii) all rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iv) all rights to payment due to any Grantor for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Grantor or in connection with any other transaction (whether or not yet earned by performance on the part of such Grantor), (v) all health care insurance receivables and (vi) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

(b)      “Account Debtor” means any Person who may become obligated to any Grantor under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

(c)      “Business” means the business from time to time, now or hereafter, conducted by the Corporation and any Subsidiary (as defined herein).

(d)      “Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Grantor.

(e)      “Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s or any Investor’s Security Interest on any Collateral is governed by the Uniform Commercial Code as enacted and in effect from time to time in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

(f)      “Collateral” has the meaning ascribed thereto in Section 2(a) hereof.

(g)      “Collateral Agent” means Isaac Blech, an individual, or his designee.

(h)      “Contracts” means all contracts and agreements to which any Grantor is a party, as the same may be amended, supplemented or otherwise modified from time to time, including without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

(i)      “Copyright Licenses” means any and all rights now owned or hereafter acquired by any Grantor under any written agreement granting any right to use any Copyright (as defined below) or Copyright registration.

(j)      “Copyrights” means all of the following now owned or hereafter adopted or acquired by any Grantor: (i) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

(k)      “Default” shall have the meaning ascribed thereto in Section 16(c) of the Certificate of Designations.

(l)      “Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Grantor.

(m)    “Documents” means all “documents”, as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located.

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(n)      “Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located and, in any event, including all such Grantor’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

(o)      “Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Grantor.

(p)      “General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, including all right, title and interest that such Grantor may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor.

(q)      “Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, including embedded software to the extent included in “goods” as defined in the Code.

(r)      “Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

(s)      “Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, service marks, trade dress, trade names, domain names, brand names and certification marks presently owned by any Grantor or (pursuant to license, sublicense, agreement or permission) used by any Grantor in connection with such Grantor’s Business.

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(t)      “Inventory” means all “inventory” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Grantor for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in the Business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies and embedded software.

(u)      “Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Grantor, wherever located including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Grantor, including the rights of any Grantor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account, (iii) all securities accounts of any Grantor; (iv) all commodity contracts of any Grantor and (v) all commodity accounts held by any Grantor.

(v)      “Letter of Credit Rights” means letter of credit rights as such term is defined in the Code, now owned or hereafter acquired by any Grantor, including rights to payment or performance under a letter of credit, whether or not such Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

(w)     “Licenses” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Grantor.

(x)      “Lien” means any mortgage, pledge, security interest, lien, claim, encumbrance or other similar restrictions, of any kind or nature whatsoever.

(y)      “Patent Licenses” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right with respect to any invention on which a Patent (as defined below) is in existence.

(z)      “Patents” means all of the following in which any Grantor now holds or hereafter acquires any interest: (i) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

(aa)    “Permitted Liens” means (i) all currently outstanding Liens on the assets of the Grantor, to the extent, but only to the extent, such Liens are fully and properly perfected and in existence prior to the date hereof, (ii) Liens for taxes not yet payable as of the date hereof, and (iii) Liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent.

(bb)    “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

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(cc)     “Proceeds” means “proceeds,” as such term is defined in the Code, including (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (iii) any claim of any Grantor against third parties (A) for past, present or future infringement of any Patent or Patent License, or  (B) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (iv) any recoveries by any Grantor against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (v) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged stock, and (vi) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

(dd)     “Secured Obligations” shall mean the Corporation’s obligation to redeem the outstanding shares of the Preferred Shares on the Redemption Date (as defined in the Certificate of Designations) pursuant to Section 16 of the Certificate of Designations.

(ee)      “Security Interests” means the Liens in and the charges (fixed or floating, as the case may be) over the Collateral granted hereunder securing the Secured Obligations.

(ff)       “Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

(gg)      “Subsidiary” means any corporation, partnership, limited liability company, joint venture, association or other business entity at least 50% of the outstanding voting stock or voting interests of which is at the time owned or controlled, directly or indirectly, by any Grantor.

(hh)      “Supporting Obligations” means all supporting obligations as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

(ii)         “Termination Date” means the date on which all Secured Obligations are indefeasibly repaid in full, in cash to all Investors.

(jj)         “Trademark License” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right to use any Trademark (as defined below).

(kk)       “Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Grantor: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (ii) all reissues, extensions or renewals thereof; and (iii) all goodwill associated with or symbolized by any of the foregoing.

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(ll)         “Transaction Documents” shall mean the Purchase Agreement, the Security Agreement and all other related documents.

(mm)     “Uniform Commercial Code Jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2.      GRANT OF LIEN.

(a)      To secure the prompt and complete payment, performance and observance of all of the Secured Obligations, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Collateral Agent, for itself and the benefit of Investors, a continuing Security Interest and Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

(i)           all Accounts;

(ii)          all Chattel Paper;

(iii)         all Contracts;

(iv)         all Documents;

(v)          all General Intangibles (including payment intangibles and Software);

(vi)         all Goods (including Inventory, Equipment and Fixtures);

(vii)        all Instruments;

(viii)       all Investment Property;

(ix)          all Deposit Accounts, of any Grantor, including all deposit and other bank accounts and all deposits therein;

(x)           all money, cash or cash equivalents of any Grantor;

(xi)          all Supporting Obligations and Letter of Credit Rights of any Grantor;

(xii)         to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b)      The aforementioned Security Interests are granted as security only and shall not subject Collateral Agent or Investors, or any of Collateral Agent’s or Investors’ successors or assigns to, or transfer or in any way affect or modify, any obligation of any Grantor with respect to any of the Collateral or any transaction connected therewith.

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(c)      To secure the prompt and complete payment, performance and observance of the Secured Obligations and in order to induce Collateral Agent and Investors as aforesaid, each Grantor hereby grants to Collateral Agent, for itself and the benefit of Investors, a right of setoff against the property of such Grantor held by Collateral Agent, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Collateral Agent, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

3.      COLLATERAL AGENT’S AND INVESTORS’ RIGHTS: LIMITATIONS ON COLLATERAL AGENT’S AND INVESTORS’ OBLIGATIONS.

(a)      It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder.  Neither Collateral Agent nor any Investor shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Security Interest thereon or the receipt by Collateral Agent or any Investor of any payment relating to any Contract or License pursuant hereto.  Neither Collateral Agent nor any Investor shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)      Collateral Agent may at any time after a Default has occurred, without prior notice to any Grantor, notify Account Debtors and other Persons obligated on the Collateral that Collateral Agent has a security interest therein, and that payments shall be made directly to Collateral Agent.  Upon the request of Collateral Agent after the occurrence of a Default, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral.  Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Collateral Agent’s prior written consent.

(c)      Collateral Agent may, upon two (2) days prior written notice to Corporation, in Collateral Agent’s own name, in the name of a nominee of Collateral Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper and/or payment intangibles to verify with such Persons, to Collateral Agent’s satisfaction, the existence, amount terms of, and any other matter relating to, any such Accounts, Contracts, Instruments or Chattel Paper and/or payment intangibles.

4.      REPRESENTATIONS AND WARRANTIES.  Each Grantor represents and warrants that:

(a)      Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Security Interest hereunder free and clear of any and all Security Interests other than Permitted Liens.

(b)      No effective financing statement or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Collateral Agent pursuant to this Security Agreement and (ii) in connection with any Permitted Liens.

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(c)      This Security Agreement is effective to create a valid and continuing Security Interest on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Security Interest in favor of Collateral Agent, for itself and the benefit of Investors, on the Collateral with respect to which a Security Interest may be perfected by filing pursuant to the Code.  Such Security Interest is prior to all other Security Interests, except Permitted Liens that would be prior to Security Interests in favor of Collateral Agent for the benefit of Collateral Agent and Investors as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business).  All action by any Grantor necessary or desirable to protect and perfect such Security Interest on each item of the Collateral has been duly taken.

(d)      Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of each Grantor.  All actions by any Grantor necessary or desirable to protect and perfect the Security Interest of Collateral Agent on each item set forth on Schedule II (including the delivery of all originals thereof to Collateral Agent and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken.  The Security Interest of Collateral Agent, for the benefit of Collateral Agent and Investors, on the Collateral listed on Schedule II hereto is prior to all other Security Interests, except Permitted Liens that would be prior to the Security Interests in favor of Collateral Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from any Grantor.

(e)      Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III hereto.  Each Grantor has only one state of incorporation or organization.

(f)      With respect to each Grantor’s Accounts (i) such Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to Collateral Agent; (iii) to each Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any Grantor’s books and records and any invoices or statements; (iv) no Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (v) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due.  Further, with respect to the Accounts (x) the amounts shown on all invoices and statements, which may be delivered to the Collateral Agent with respect thereto, are not in any way contingent and are to the respective Grantor's knowledge actually and absolutely owing to such Grantor as indicated thereon; (y) no payments have been or shall be made thereon; and (z) to each Grantor’s knowledge, all Account Debtors have the capacity to contract.

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(g)      With respect to any of the Grantor’s Inventory (i) such Inventory is located at one of the applicable Grantor’s locations set forth on Schedule III hereto, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Collateral Agent’s prior consent, and if Collateral Agent gives such consent, each applicable Grantor will concurrently therewith obtain, to the extent required by the Purchase Agreement, bailee, landlord and mortgagee agreements, (iii) the applicable Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or Security Interest or document whatsoever except for the Security Interest granted to Collateral Agent, for the benefit of Collateral Agent and Investors, and except for Permitted Liens, (iv) except as specifically disclosed in the most recent Collateral Report delivered to Collateral Agent, such Inventory is of good and merchantable quality, free from any defects, other than such defects as are inherent in Inventory of like grade and quality, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party as a precondition of such sale or other disposition, and (vi) the completion of manufacture, sale or other disposition of such Inventory by Collateral Agent following a Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such property is subject.

(h)      No Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IV hereto.  This Security Agreement is effective to create a valid and continuing Security Interest on and, upon filing of the Intellectual Property Security Agreement with the United States Copyright Office and filing of the Intellectual Property Security Agreement with the United States Patent and Trademark Office, perfected Security Interests in favor of Collateral Agent on each Grantor’s Patents, Trademarks and Copyrights within the United States and such perfected Security Interests are enforceable as such as against any and all creditors of and purchasers from any Grantor.  Upon filing of the Intellectual Property Security Agreement with the United States Copyright Office and filing of the Intellectual Property Security Agreement with the United State Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Collateral Agent’s Security Interest within the United States on each Grantor’s Patents, Trademarks or Copyrights under applicable law shall have been duly taken.

5.      COVENANTS.  Each Grantor covenants and agrees with Collateral Agent, for the benefit of Collateral Agent and Investors, that from and after the date of this Security Agreement and until the Termination Date:

(a)      Further Assurances: Pledge of Instruments; Chattel Paper.

(i)           At any time and from time to time, upon the written request of Collateral Agent and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Collateral Agent may in good faith deem reasonable and appropriate to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Collateral Agent of any License or Contract held by such Grantor and to enforce the Security Interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Security Interests granted hereunder as to those jurisdictions that are not Uniform Commercial Code Jurisdictions.

(ii)          Unless Collateral Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Collateral Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Grantor receives the same.

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(iii)         Each Grantor shall use its commercially reasonable efforts to obtain waivers or subordinations of Security Interests from landlords and mortgagees.

(iv)         Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Collateral Agent thereof and enter into a tri-party agreement with Collateral Agent and the issuer and/or confirmation bank with respect to Letter of Credit Rights assigning such Letter of Credit Rights to Collateral Agent and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Collateral Agent.

(v)          Each Grantor shall take all steps necessary to grant the Collateral Agent control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(vi)         Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code Jurisdiction any initial financing statements and amendments thereto that (A) indicate that the Collateral (x) constitutes all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code of such jurisdiction, or (y) as being of an equal or lesser scope or with greater detail, and (B) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (xx) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (yy) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request.  Each Grantor also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code Jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(vii)        Each Grantor shall promptly, and in any event within ten (10) Business Days after the same is acquired by it, notify Collateral Agent of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Collateral Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to Collateral Agent a Security Interest in such commercial tort claim.

(b)      Maintenance of Records.  Each Grantor shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Each Grantor shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Security Interests granted hereby.  If any Grantor retains possession of any Chattel Paper or Instruments with Collateral Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Baker Communications Fund II (QP), L.P., as Collateral Agent, for the benefit of Collateral Agent and certain Investors.”

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(c)      Covenants Regarding Patent, Trademark and Copyright Collateral.

(i)           Each Grantor shall notify Collateral Agent immediately if they know or have reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(ii)           If any Grantor, either by itself or through any agent, employee, licensee or designee, files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, Grantor shall provide Collateral Agent with written notice thereof within a reasonable time thereafter, but in any event within ten (10) Business Days from the date of filing, and, upon request of Collateral Agent, Grantor shall execute and deliver an amendment to the Intellectual Property Security Agreement as Collateral Agent may request to evidence Collateral Agent’s Security Interest on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(iii)           Each Grantor shall take all commercially reasonable actions necessary or requested by Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(iv)           In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5(a)(vii) of this Security Agreement.  Such Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as are reasonable and appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

(d)      Indemnification.

(i)           Each Grantor shall, jointly and not severally, indemnify the Collateral Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, costs of settlement, suits, costs, expenses or disbursements of any kind whatsoever (including, without limitation, reasonable fees and disbursements of counsel to the Collateral Agent) (collectively, “Losses”), which may at any time (including, without limitation, at any time following the payment of the Secured Obligations) be imposed on, incurred by, asserted against or due and owing to the Collateral Agent in any way relating to or arising out of actions taken or omitted to be taken by the Collateral Agent or as a result of the Collateral Agent's status as Collateral Agent, all of which Losses shall periodically be reimbursed as incurred; provided that no Grantor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, costs of settlement, suits, costs, expenses or disbursements directly resulting from the gross negligence or willful misconduct of the Collateral Agent in its capacity as Collateral Agent (in its capacity as such) as finally determined by a court of competent jurisdiction.

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(ii)           In any suit, proceeding or action brought by the Collateral Agent relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Collateral Agent harmless from and against all Losses suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Collateral Agent, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Collateral Agent (in its capacity as such) as finally determined by a court of competent jurisdiction.  All such obligations of any Grantor shall be and remain enforceable against and only against such Grantor(s) and shall not be enforceable against Collateral Agent.

(iii)           The agreements in this Section 5(d) shall survive (x) the payment of the Secured Obligations and all other amounts payable under the Transaction Documents, (y) any resignation by the Collateral Agent and (z) the termination of the Transaction Documents.

(iv)           Each Grantor shall have the right, but not the obligation, to conduct the defense of any action or claim and all negotiations for the settlement or compromise thereof; provided that (i) any settlement negotiated by any Grantor involves no cost or liability to Collateral Agent and includes an unconditional release of Collateral Agent from all liability with respect to such claim or action, (ii) Collateral Agent shall have the right to retain its own counsel, with the fees and expenses to be paid by Grantors, if in Collateral Agent’s reasonable judgment there exists any actual or potential conflict of interest between Collateral Agent and any Grantor and (iii) if no such conflict exists, Collateral Agent shall have the right at any time to participate in and join the defense of any action or claim at Collateral Agent’s expense.

(e)      Compliance with Terms of Accounts, etc.  In all material respects, each Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(f)      Limitation on Liens on Collateral.  No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Liens or Security Interests on the Collateral except Permitted Liens, and will defend the right, title and interest of Collateral Agent and Investors in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(g)      Limitations on Disposition.  No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral or any interest therein, or attempt or contract to do so, except as done in the ordinary course of such Grantor’s business.

(h)      Further Identification of Collateral.  Each Grantor will, if so requested by Collateral Agent, furnish to Collateral Agent, as often as Collateral Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in such detail as Collateral Agent may specify.

(i)      Notices.  Each Grantor will advise Collateral Agent promptly, in reasonable detail, (i) of any Security Interest or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Security Interest created hereunder.

(j)      Terminations; Amendments Not Authorized.  Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Collateral Agent and agrees that it will not do so without the prior written consent of Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

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6.      COLLATERAL AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT.

Each Grantor shall execute and deliver to Collateral Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date.  The powers conferred on Collateral Agent, for the benefit of Collateral Agent and Investors, under the Power of Attorney are solely to protect Collateral Agent’s interests (for the benefit of Collateral Agent and Investors) in the Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers.  Collateral Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless a Default has occurred and is continuing, and (b) Collateral Agent shall account for any moneys received by Collateral Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that Collateral Agent shall not have any duty as to any Collateral, and Collateral Agent shall be accountable only for amounts that they actually receive as a result of the exercise of such powers.  COLLATERAL AGENT, ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL NOT BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7.           REMEDIES:  RIGHTS UPON DEFAULT.

(a)      In addition to all other rights and remedies authorized or granted to it under this Security Agreement, the Purchase Agreement, the Notes and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, if any Default shall have occurred and be continuing, Collateral Agent may exercise all rights and remedies of a secured party under the Code (whether or not in effect in the jurisdiction where such rights are exercised).  Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Collateral Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and, following the delivery of notice to Grantor may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  Collateral Agent or any Investor shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Collateral Agent and Investors, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  Collateral Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Collateral Agent deems necessary or advisable.

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If any Default shall have occurred and be continued, each Grantor further agrees, at Collateral Agent’s request, to assemble the Collateral and make it available to Collateral Agent at a place or places designated by Collateral Agent which are reasonably convenient to Collateral Agent and such Grantor, whether at such Grantor’s premises or elsewhere.  Until Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Collateral Agent.  Collateral Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Collateral Agent.  Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Collateral Agent’s remedies (for the benefit of Collateral Agent and Investors), with respect to such appointment without prior notice or hearing as to such appointment.  Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations as provided in the Purchase Agreement, and only after so paying over such net proceeds, and after the payment by Collateral Agent of any other amount required by any provision of law, need Collateral Agent account for the surplus, if any, to any Grantor.  To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Collateral Agent or any Investor arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Collateral Agent or such Investor as finally determined by a court of competent jurisdiction.  Each Grantor agrees that ten (10) days prior notice by Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any reasonable attorneys’ fees and other expenses incurred by Collateral Agent or any Investor to collect such deficiency.

(b)      Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c)      To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (i) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Security Interests on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would not be commercially unreasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c).  Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to any Grantor or to impose any duties on Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

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(d)           The Collateral Agent shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  The Collateral Agent shall not be required to marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder shall be cumulative.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Investor, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8.      GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL.  For the purpose of enabling Collateral Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, to the extent that it may lawfully do so, for the benefit of Collateral Agent and Investors, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.      LIMITATION ON COLLATERAL AGENT’S AND INVESTORS’ DUTY IN RESPECT OF COLLATERAL.  Collateral Agent and each Investor shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither Collateral Agent nor any Investor shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Collateral Agent or such Investor, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10.      REINSTATEMENT.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

15

11.      NOTICES.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Notes.

12.      EXPENSES.  Each Grantor hereby agrees to pay all reasonable fees and expenses of the Collateral Agent in connection with the performance of its duties under the Purchase Agreement or this Security Agreement.

13.      SEVERABILITY.  Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.  This Security Agreement is to be read, construed and applied together with the Purchase Agreement and the Notes which, taken together, set forth the complete understanding and agreement of Collateral Agent, Investors and each Grantor with respect to the matters referred to herein and therein.

14.      NO WAIVER; CUMULATIVE REMEDIES.  Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Collateral Agent and then only to the extent therein set forth.  A waiver by Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Collateral Agent would otherwise have had on any future occasion.  Neither failure to exercise nor any delay in exercising on the part of Collateral Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Collateral Agent and each Grantor.

15.      LIMITATION BY LAW.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

16.      TERMINATION OF THIS SECURITY AGREEMENT.  Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

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17.      SUCCESSORS AND ASSIGNS.  This Security Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Collateral Agent, for the benefit of Collateral Agent and Investors, hereunder, inure to the benefit of Collateral Agent and Investors, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Security Interest granted to Collateral Agent, for the benefit of Collateral Agent and Investors, hereunder.  No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

18.      COUNTERPARTS.  This Security Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

19.      GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE NOTES, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY GRANTOR, COLLATERAL AGENT AND INVESTORS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, PROVIDED, THAT COLLATERAL AGENT, INVESTORS AND EACH GRANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF COLLATERAL AGENT.  EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

17

20.      WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG COLLATERAL AGENT, INVESTORS, AND ANY GRANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

21.      SECTION TITLES.  The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

22.      NO STRICT CONSTRUCTION.  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

23.      ADVICE OF COUNSEL.  Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 19 and Section 20, with its counsel.

24.      BENEFIT OF SUCCESSORS.  All Security Interests granted or contemplated hereby shall be for the benefit of Collateral Agent and Collateral Agent’s successors and assigns, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Notes.

[END OF TEXT.  SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

STRATUS MEDIA GROUP, INC.

By:

Name:

Title:

PRO SPORTS & ENTERTAINMENT, INC.

By:

Name:

Title:

STRATUS REWARDS, LLC

By:

Name:

Title:

ISAAC BLECH, as Collateral Agent

__________________________

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SCHEDULE I
to
SECURITY AGREEMENT

FILING JURISDICTIONS

Delaware Secretary of State

Nevada Secretary of State

California Secretary of State

United States Patent and Trademark Office

United States Copyright Office

SCHEDULE II
to
SECURITY AGREEMENT

INSTRUMENTS
CHATTEL PAPER
AND
LETTER OF CREDIT RIGHTS

None.

SCHEDULE III
to
SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
AND RECORDS CONCERNING COLLATERAL

I.             Each Grantor’s official name:
1.	Stratus Media Group, Inc.

2.	Pro Sports & Entertainment, Inc.

3.	Stratus Rewards, LLC

II.           Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):
1.	corporation

2.	corporation

3.	limited liability company

III.          Organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued:
1.	Entity Number: C144-1995

2.	Entity Number: C2096886

3.	File Number: 3675419

IV.          State of Incorporation or Organization:
1.	Nevada

2.	California

3.	Delaware

V.           Chief Executive Office and principal place of business:
1.	3 E. De La Guerra St. Santa Barbara, CA 93101

2.	3 E. De La Guerra St. Santa Barbara, CA 93101

3.	3 E. De La Guerra St. Santa Barbara, CA 93101

VI.          Corporate Offices:
1.	3 E. De La Guerra St. Santa Barbara, CA 93101

2.	3 E. De La Guerra St. Santa Barbara, CA 93101

3.	3 E. De La Guerra St. Santa Barbara, CA 93101

VII.         Warehouses:
1.	None

2.	None

3.	None

VIII.        Other Premises at which Collateral is Stored or Located:
1.	None

2.	None

3.	None

IX.          Locations of Records Concerning Collateral: 3 E. De La Guerra St. Santa Barbara, CA 93101
1.	3 E. De La Guerra St. Santa Barbara, CA 93101

2.	3 E. De La Guerra St. Santa Barbara, CA 93101

3.	3 E. De La Guerra St. Santa Barbara, CA 93101

SCHEDULE IV
to
SECURITY AGREEMENT

PATENTS, TRADEMARKS AND COPYRIGHTS

Trademark	Registration No.	Serial No.	Status/Prosecution	Classes of Goods/Services	Action
STRATUS REWARDS	3,225,387	76523353	Registered 10/16/2007	International Class 35 - Business/Advertising - (words only) for "providing incentive award program to airline passengers in which purchase points may be redeemed for merchandise	LIVE: Declarations of Continued Use and of Incontestability to be filed by 04/07/2013. Must also assign ownership from Avacus to Pro Sports.
CLUB 360°	3,534,409	76/582093	Registered 11/18/2008	International Classes 39/ (words only) for "air transportation services featuring a bonus incentive program"	LIVE: Declarations of Continued Use and of Incontestability to be filed by 11/18/2013. Must also assign ownership from Avacus to Pro Sports.
CLUB 360°	3,177,435	76/582092	Registered 11/28/2006	International Class 35 - Business/Advertising - (words only) for "incentive awards programs, whereby purchase points may be redeemed for merchandise"	LIVE: Declarations of Continued Use and of Incontestability to be filed by 11/18/2012. Must also assign ownership from Avacus to Pro Sports.
LIVING AT ALTITUDE	3,197,284	78375767	Registered 01/09/07	International Class 35 - Business/Advertising - (words only) for "providing incentive award program to airline passengers in which purchase points may be redeemed for merchandise	LIVE: Declarations of Continued Use and of Incontestability to be filed by 1/09/2013. Must also assign ownership from Avacus to Pro Sports.
LIVING AT ALTITUDE	3,477,898	78362183	Registered 07/29/08	International Class 41 - Education/Enternmenty - (words only) for "providing incentive award program to airline passengers in which purchase points may be redeemed for merchandise	LIVE: Declarations of Continued Use and of Incontestability to be filed by 7/29/2014. Must also assign ownership from Avacus to Pro Sports.

EXHIBIT A

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by Stratus Media Group, Inc., a Nevada corporation, Pro Sports & Entertainment, Inc., a California corporation, and Stratus Rewards, LLC, a Delaware limited liability company (“Grantors”), to Isaac Blech, an individual, or his designee (hereinafter referred to as “Attorney”), as Collateral Agent for the benefit of Collateral Agent and the Investors, under the Purchase Agreement and the Security Agreement, all dated as of May 24, 2011, and other related documents (the “Transaction Documents”).  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required (including in respect of clauses (d) and (e) in the next succeeding paragraph) to inquire into or seek confirmation from Grantors as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantors irrevocable waive any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantors without Attorney’s written consent.

Each Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as such Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Transaction Documents and, without limiting the generality of the foregoing, such Grantor hereby grants to Attorney the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, (other than in connection with a change of address as specified in clause (a), as to which Attorney shall use commercially reasonable efforts to give such Grantor concurrent notice thereof provided that failure to do so will not affect Attorney’s rights hereunder, and at any time, to do the following: (a) change the mailing address of such Grantor, open a post office box on behalf of such Grantor, open mail for such Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of such Grantor; (b) effect any repairs to any asset of such Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against such Grantor or its property; (d) defend any suit, action or proceeding brought against such Grantor if such Grantor does not defend such suit, action or proceeding or if Attorney believes that such Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate, provided that in connection with the foregoing Attorney shall act in a manner consistent with the terms of the Notes to the extent explicitly covered thereby; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to such Grantor whenever payable and to enforce any other right in respect of such Grantor’s property provided, in the case of any such claim, litigation, suit or proceeding relating to product liability insurance Attorney shall act in a manner consistent with the terms of the Notes to the extent explicitly covered thereby; (f) cause the certified public accountants then engaged by such Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without such Grantor’s signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate and to execute in such Grantor’s name such financing statements and amendments thereto and continuation statements which may require such Grantor’s signature; and (i) execute, in connection with any sale provided for in any Transaction Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of such Grantor for all purposes, and to do, at Attorney’s option and such Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon such Grantor’s property or assets and Attorney’s Liens thereon, all as fully and effectively as such Grantor might do.  Each Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantors, and Grantors have caused their respective seals to be affixed pursuant to the authority of their respective board of directors or manager, as the case may be, this ____ day of ___________ 2011.

GRANTORS

Stratus Media Group, Inc.

By:
Name:
Title:

Pro Sports & Entertainment, Inc.

By:
Name:
Title:

Straus Rewards, LLC

By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this ____ day of _____ 2011, _______________ who is personally known to me appeared before me in his capacity as the ________________ of Stratus Media Group, Inc. (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of _______________________ to which this Certificate is attached.

___________________________________

Notary Public

NOTARY PUBLIC CERTIFICATE

On this ____ day of _____ 2011, _______________ who is personally known to me appeared before me in his capacity as the ________________ of Pro Sports & Entertainment, Inc. (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of _______________________ to which this Certificate is attached.

___________________________________

Notary Public

NOTARY PUBLIC CERTIFICATE

On this ____ day of _____ 2011, _______________ who is personally known to me appeared before me in his capacity as the ________________ of Stratus Rewards, LLC (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of _______________________ to which this Certificate is attached.

___________________________________

Notary Public

Exhibit E

INSTRUCTION SHEET FOR INVESTOR

(to be read in conjunction with the entire Securities Purchase Agreement)

A.	Complete the following items in the Securities Purchase Agreement:

1.	Complete and execute the Investor Signature Page. The Agreement must be executed by an individual authorized to bind the Investor.

2.	Exhibit E-1 - Stock Certificate Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire;

3.	Exhibit E-2 - Registration Statement Questionnaire:

Provide the information requested by the Registration Statement Questionnaire.

4.	Exhibit E-3 - Investor Certificate:

Provide the information requested by the Investor Certificate.

5.	Return, via facsimile, the signed Securities Purchase Agreement including the properly completed Exhibits E-1 through E-3, to:

Facsimile:
Telephone:
Attn:

6.	After completing instruction number five (5) above, deliver the original signed Securities Purchase Agreement including the properly completed Exhibits E-1 through E-3 to:

Address:

B.	Instructions regarding the wire transfer of funds for the purchase of the Securities will be telecopied to the Investor by the Company at a later date.

Exhibit E-1

Stratus Media Group, Inc.

STOCK CERTIFICATE QUESTIONNAIRE

Please provide us with the following information:

1.	The exact name that the Securities are to be registered in (this is the name that will appear on the stock [and warrant] certificate(s)). You may use a nominee name if appropriate:	___________________________________

2.	The relationship between the Investor of the Securities and the Registered Holder listed in response to item 1 above:	___________________________________

3.	The mailing address, telephone and telecopy number and email address of the Registered Holder listed in response to item 1 above:	___________________________________
___________________________________
___________________________________
___________________________________
___________________________________

4.	The Tax Identification Number of the Registered Holder listed in response to item 1 above:	___________________________________

Exhibit E-2

Stratus Media Group, Inc.

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the Registration Statement, please provide us with the following information regarding the Investor.

1.             Please state your organization’s name exactly as it should appear in the Registration Statement:

       ________________________________________________________________________

Except as set forth below, your organization does not hold any equity securities of the Company on behalf of another person or entity.

State any exceptions here:
        ________________________________________________________________________

If the Investor is not a natural person, please identify the natural person or persons who willhave voting and investment control over the Securities owned by the Investor:

       ________________________________________________________________________

2.  Address of your organization:

           ______________________________________________________

           ______________________________________________________

           Telephone:  __________________________

           Fax:  ________________________________

           Contact Person:  _______________________

3.  Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?  (Include any relationships involving you or any of your affiliates, officers, directors, or principal equity holders (5% or more) that has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.)

        _______          Yes                                _______           No

If yes, please indicate the nature of any such relationship below:

4.  Are you the beneficial owner of any other securities of the Company?  (Include any equity securities that you beneficially own or have a right to acquire within 60 days after the date hereof, and as to which you have sole voting power, shared voting power, sole investment power or shared investment power.)

_______          Yes                                _______            No

If yes, please describe the nature and amount of such ownership as of a recent date.

5.  Except as set forth below, you wish that all the shares of the Company’s common stock beneficially owned by you or that you have the right to acquire from the Company be offered for your account in the Registration Statement.

State any exceptions here:

6.  Have you made or are you aware of any arrangements relating to the distribution of the shares of the Company pursuant to the Registration Statement?

_______           Yes                              _______             No

If yes, please describe the nature and amount of such arrangements.

7.  FINRA Matters

(a)           State below whether (i) you or any associate or affiliate of yours are a member of FINRA, a controlling shareholder of a FINRA member, a person associated with a member, a direct or indirect affiliate of a member, or an underwriter or related person with respect to the proposed offering; (ii) you or any associate or affiliate of yours owns any stock or other securities of any FINRA member not purchased in the open market; or (iii) you or any associate or affiliate of yours has made any outstanding subordinated loans to any FINRA member. If you are a general or limited partnership, a no answer asserts that no such relationship exists for you as well as for each of your general or limited partners.

Yes: __________	No: __________

If “yes,” please identify the FINRA member and describe your relationship, including, in the case of a general or limited partner, the name of the partner:

If you answer “no” to Question 7(a), you need not respond to Question 7(b).

(b)           State below whether you or any associate or affiliate of yours has been an underwriter, or a controlling person or member of any investment banking or brokerage firm which has been or might be an underwriter for securities of the Corporation or any affiliate thereof including, but not limited to, the common stock now being registered.

Yes: __________	No: __________

If “yes,” please identify the FINRA member and describe your relationship, including, in the case of a general or limited partner, the name of the partner.

ACKNOWLEDGEMENT

The undersigned hereby agrees to notify the Company promptly of any changes in the foregoing information which should be made as a result of any developments, including the passage of time.  The undersigned also agrees to provide the Company and the Company’s counsel any and all such further information regarding the undersigned promptly upon request in connection with the preparation, filing, amending, and supplementing of the Registration Statement (or any prospectus contained therein).  The undersigned hereby consents to the use of all such information in the Registration Statement.

The undersigned understands and acknowledges that the Company will rely on the information set forth herein for purposes of the preparation and filing of the Registration Statement.

The undersigned understands that the undersigned may be subject to serious civil and criminal liabilities if the Registration Statement, when it becomes effective, either contains an untrue statement of a material fact or omits to state a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading.  The undersigned represents and warrants that all information it provides to the Company and its counsel is currently accurate and complete and will be accurate and complete at the time the Registration Statement becomes effective and at all times subsequent thereto, and agrees during the Effectiveness Period and any additional period in which the undersigned is making sales of Securities under and pursuant to the Registration Statement, and agrees during such periods to notify the Company immediately of any misstatement of a material fact in the Registration Statement, and of the omission of any material fact necessary to make the statements contained therein not misleading.

Dated: ________
______________________________
Name

______________________________
Signature

______________________________
Name and Title of Signatory

Exhibit E-3

Stratus Media Group, Inc.

CERTIFICATE FOR CORPORATE, PARTNERSHIP, LIMITED LIABILITY COMPANY,
TRUST, FOUNDATION AND JOINT INVESTORS

If the Investor is a corporation, partnership, limited liability company, trust, pension plan, foundation, joint Investor (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

CERTIFICATE

The undersigned certifies that the representations and responses below are true and accurate:

(a)           The Investor has been duly formed and is validly existing and has full power and authority to invest in the Company.  The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Investor and to take other actions with respect thereto.

(b)           Indicate the form of entity of the undersigned:

____           Limited Partnership

____           General Partnership

____           Limited Liability Company

____           Corporation

____           Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor):
______________________________________________________________________________________________________________________________________________________________
(Continue on a separate piece of paper, if necessary.)

____           Other type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries):
______________________________________________________________________________________________________________________________________________________________
(Continue on a separate piece of paper, if necessary.)

____           Other form of organization (indicate form of organization (___________________________________________________________________________________________).

(c)           Indicate the approximate date the undersigned entity was formed: ____________________________.

(d)           In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status.  Please initial each category applicable to you as an investor in the Company.

___	1.
A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

___	2.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

___	3.	An insurance company as defined in Section 2(13) of the Securities Act;

___	4.	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

___	5.	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

___	6.
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

___	7.
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___	8.	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___	9.
Any partnership or corporation or any organization described in Section 501(c)(3) of the Internal Revenue Code or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

___	10.
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule  506(b)(2)(ii) of the Exchange Act;

___	11.
An entity in which all of the equity owners qualify under any of the above subparagraphs.  If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:______________________________________________________

_________________________________________________________________________________________________________________________________________
(Continue on a separate piece of paper, if necessary.)

Please set forth in the space provided below the (i) states, if any, in the U.S. in which you maintained your principal office during the past two years and the dates during which you maintained your office in each state, (ii) state(s), if any, in which you are incorporated or otherwise organized and (iii) state(s), if any, in which you pay income taxes.

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

Dated:__________________________, 20[__]

____________________________________
Print Name of Investor

____________________________________
Name:
Title:
(Signature and title of authorized officer, partner or trustee)

Exhibit F

OPINION OF COMPANY COUNSEL

(See attached)

2219-1

May __, 2011

To Each of the Investors (together with
their respective successors and assigns,
the “Investors”) Named on Schedule
Attached to the Securities Purchase Agreement

Re:  Opinion of Counsel

Ladies and Gentlemen:

We have acted as counsel to Stratus Media Group, Inc., a Nevada company (the “Company”), in connection with a Securities Purchase Agreement, dated as of May __, 2011 (the “Purchase Agreement”), by and among the Company and the Investors named on the schedule attached to the Purchase Agreement (“Investors”).  This opinion letter is furnished to Investors, pursuant to Section 2.2(iii) of the Purchase Agreement.  Capitalized terms used but not defined herein have the same meanings as set forth in the Purchase Agreement.

A.           Reviewed Documents:  In rendering the opinions expressed herein, we have reviewed and examined originals or copies of the following documents (collectively, the “Reviewed Documents”), all of which are dated the date hereof except as otherwise stated:

1.           The Purchase Agreement;

2.           The Certificate of Designations;

3.           The Form of the Series A Warrants and Series B Warrants;

4.           The Security Agreement and together with documents listed in Items 1 through 3, the “Transaction Documents”;

5.           The Assistant Secretary’s Certificate of the Company delivered to Investors pursuant to Section 2.2(a)(iv) of the Purchase Agreement;

6.           A copy of the Articles of Incorporation of the Company, as amended (the “Company Articles”);

7.           The Bylaws of the Company, as amended to date (the “Bylaws”);

8.           A written consent executed by the board of directors of the Company, dated as of the date hereof, relating to the authorization to enter into the Purchase Agreement and certain related matters;

9.           A Certificate signed by the Company’s Chief Executive Officer relating to certain factual matters (the “Company Officer’s Certificate”);

10.           Good standing certificates of the Company, Pro Sports & Entertainment, Inc. (“PSEI”) and Stratus Rewards, LLC (“Rewards”) (each a “Subsidiary, ” and together, the “Subsidiaries”);

B.           Assumptions:  With your permission, we have made (and are relying upon) the following assumptions, all without any investigation, inquiry or consideration by us and regardless of the reasonableness of such assumptions (although we have no knowledge that such assumptions are unreasonable):

1.           All information furnished to us is accurate and complete; all documents submitted to us as original or certified documents are genuine; the original or certified documents of all copies submitted to us as conformed or photocopies thereof conform to the originals thereof; and all signatures on all documents are genuine.

2.           All natural persons who have executed any of the Reviewed Documents have the legal capacity to do so.

3.           (a) All proceedings necessary to authorize the actions of the parties (other than the Company and the Subsidiaries) to the Transaction Documents have been taken; (b) each party (other than the Company and the Subsidiaries) has all requisite legal power and authority to enter into and to perform each of the Transaction Documents to which it is a party and any other agreements contemplated thereby to which it is a party (collectively, along with the Transaction Documents, the “Nonclient Agreements”) and to perform the transactions contemplated thereby; (c) all Nonclient Agreements are the legal, valid and binding obligations of each party thereto (other than the Company and the Subsidiaries), enforceable against such party in accordance with their respective terms; and (d) the execution and performance by each party (other than the Company and the Subsidiaries) of the Nonclient Agreements do not and will not violate any charter, bylaw, organizational documents, law, rule, regulation, agreement or covenant to which such party is subject.

4.           No deletions, additions or modifications material to our opinions herein have been made to the versions of the Reviewed Documents furnished to us in connection herewith, and the Transaction Documents executed and delivered by the Company do not differ in any way material to our opinions herein from the forms thereof furnished to and reviewed by us.

5.           All of the representations and warranties as to factual matters contained in the Reviewed Documents are accurate and complete.

6.           All certificates and reports obtained by us from officers, managers, directors, representatives, partners or public officials are accurate and complete.

7.           Neither the entry into nor the performance under the Transaction Documents, as applicable, by Investors will violate, contravene or constitute a default under the charter, bylaws or other governing documents of Investors.  Investors’ participation in the transactions contemplated thereby, was, is and will be fully in compliance with, and not in violation of, any order, writ, injunction, decree, law, rule, or regulation of any court, administrative agency or other governmental authority applicable to Investors.  Each of Investors (a) is duly organized, validly existing and in good standing under the laws of the state of its formation or of the United States of America; (b) has all requisite power and authority to carry on its business as now conducted, to enter into the Transaction Documents, as applicable, and to carry out its obligations under the Transaction Documents; (c) is duly qualified to do business in applicable states or is otherwise exempt from any requirement to be so; (d) has complied with any applicable requirement to file returns and pay taxes under applicable laws; (e) is an exempt lender under Article XV, Section 1, of the California Constitution for purposes of California’s usury laws, and laws similar thereto; and (f) is, and at all times will be, in compliance with all applicable laws, rules and regulations relating to or affecting the transactions contemplated in the Transaction Documents to which it is a party.

8.           The Company and Investors do not contemplate, nor did they negotiate, a joint venture, partnership or other similar relationship prior to the structuring of the transactions contemplated by the Transaction Documents, and the Transaction Documents and the transactions contemplated thereby are intended to create, as between the Company and Investors, a relationship solely of debtor, creditor and equity holder (in the case of Investors).

9.           Except for certain of the Transaction Documents and the documents and instruments deliverable thereunder, there are no other documents or agreements between the Company and Investors, that would expand or otherwise modify the obligations of the Company, or the Subsidiaries under the Transaction Documents or that would have any effect on the opinions rendered herein.

10.           All statutes, judicial and administrative decisions, and rules and regulations of governmental authorities applicable to this opinion letter are generally available to lawyers practicing in California and are in a format that makes legal research reasonably feasible.

11.           Investors will enforce the Transaction Documents only in good faith and only in circumstances and in a manner that are commercially reasonable.

12.           We call to your attention that the Reviewed Documents state that they are governed by the laws of the State of Delaware concerning the relative rights of the Company and its stockholders and of the State of New York concerning the construction, validity, enforcement and interpretation of this Agreement.  We are licensed to engage in the practice of law in California only, and do not engage in the practice of law in New York and we are not rendering in this opinion letter, expressly or by implication, any opinions based upon or about New York law.  To the extent that any laws of the State of New York or of any other jurisdiction (other than the internal laws of the State of California or the federal laws of the United States) may bear upon or otherwise be relevant to any of our opinions expressed herein, we have assumed (without rendering any opinion to such effect) that such other laws are in all respects material to this opinion letter identical to the internal laws of the State of California, without regard to conflict of law provisions, and would not cause any of our opinions expressed below to be incorrect or misleading or cause us otherwise to change or reword such opinions.

13.           There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence with respect to the transactions contemplated by the Transaction Documents.

14.           No fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to any matter relevant to our opinions herein.

C.           Knowledge:  Whenever a statement herein is qualified by “known to us,” “to our knowledge” or similar phrase, it is intended to indicate that (a) no information that would give those lawyers at our firm who have devoted substantive legal attention to the Transaction Documents (collectively, the “Opinion Letter Participants”) current actual knowledge of the inaccuracy of such statement has come to their attention; (b) we have not undertaken any independent investigation or inquiry to determine the accuracy of such statement; (c) any limited inquiry undertaken by the Opinion Letter Participants during the preparation of this opinion letter should not be regarded as such an investigation or inquiry; and (d) no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

D.           Opinions:  Based upon the foregoing and in reliance thereon, and subject to the limitations and qualifications set forth below, we are of the opinion that:

1.           The Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and each has the requisite power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as presently proposed to be conducted (all as described in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2010).  The Company and each Subsidiary is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction in which such qualification is necessary to conduct its business.

2.           The Company has the requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to issue the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares in accordance with the terms thereof.  The execution and delivery of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Preferred Shares and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Preferred Shares and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by all necessary action and no further consent or authorization of the Company, its or their respective boards of directors, stockholders or any federal, state or foreign governmental body, regulatory agency, self-regulatory agency, stock exchange or market or any court or third party is required.  The Transaction Documents to which the Company is a party have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.           The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Preferred Shares and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Preferred Shares and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) does not and will not (a) conflict with or result in a violation of (i) the Company’s Articles of Incorporation or Bylaws, (ii) to our knowledge, any other agreement, note, lease, mortgage, deed or other instrument to which the Company is a party or by which the Company or any Subsidiary is bound or affected that has been filed as an exhibit to the SEC Reports or which is otherwise material to the Company or any Subsidiary or (iii) to our knowledge any law, rule or regulation applicable to the Company (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Trading Market), or (b) result in the creation or imposition of any lien, claim or encumbrance on any of the assets or properties of the Company or any Subsidiary, other than pursuant to the Security Agreement.

4.           Assuming the accuracy of the representation and warranties made by each of Investors in Section 2 of the Purchase Agreement, the issuance and sale of the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares in accordance with the Transaction Documents will be exempt from the registration requirements under the Securities Act of 1933, as amended.  When so issued, the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares will be duly authorized and validly issued, fully paid and nonassessable, and free of any and all liens and charges and preemptive or similar rights contained in the Company’s Articles of Incorporation or Bylaws or any agreement, note, lease, mortgage, deed or other instrument to which the Company is a party or by which the Company is bound that has been filed as an exhibit to the SEC Reports.  The Conversion Shares have been duly and validly authorized and reserved for issuance by all proper corporate action, and the Warrant Shares have been duly and validly authorized and reserved for issuance by all proper corporate action.  None of the Conversion Shares or the Warrant Shares are subject to preemptive rights pursuant to the Articles of Incorporation or the Bylaws or under the Nevada Business Corporation Act or any SEC Reports.

5.           No approval, consent, order or authorization of, filing with, notice to or registration with, any court, federal, state or foreign governmental body, regulatory agency, self-regulatory organization or stock exchange or market, the shareholders of the Company or any Subsidiary, or, to our knowledge, any third party, is required to be obtained by the Company or any Subsidiary (i) to enter into and perform its obligations under the Transaction Documents to which it is a party, (ii) for the issuance and sale of the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares as contemplated by the Transaction Documents (except for, in the case of clause (ii), the listing of the Conversion Shares and the Warrant Shares on the Trading Market and the filing of the Registration Statement with the SEC), or (iii) for the exercise of any rights and remedies under any Transaction Document.

6.           The Company is not an “investment company” or any entity controlled by an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

7.           The Security Agreement creates a separate and valid security interest in the Collateral (as defined in the Security Agreement) in favor of each Secured Party (as defined in the Security Agreement), each of which security interests will be duly perfected upon the filing of the applicable Financing Statement, naming the applicable Secured Party as secured party.

8.           No recording taxes, documentary taxes, stamp taxes, intangibles taxes, mortgage taxes or other fees, charges or taxes are required to be paid in connection with any of the Security Documents (as defined in the Security Agreement) or the execution, delivery, filing or recording thereof, except for nominal filing and recording fees.

E.           Qualifications:  Notwithstanding anything to the contrary contained in this opinion letter, our opinions expressed above are limited by and subject to the following:

1.           Applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws and court decisions relating to, limiting or affecting the rights of creditors (including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination).

2.           General principles of equity (whether considered in a suit in equity or at law).  In that connection, we neither express nor imply any opinion as to the availability of the remedies of specific performance, injunctive relief or any other equitable remedy, all of which are subject to limitations imposed by law and to the discretion of the court before which such proceedings may be brought.  Among other things, this means that a court might not enforce certain covenants or allow acceleration of the due date of obligations if it concludes that such enforcement would be unreasonable or has not been undertaken in good faith under the then-existing circumstances.  Furthermore, we neither express nor imply any opinion as to the enforceability of any indemnification or contribution provision that is contained in any of the Transaction Documents to the extent that a court determines that such provision is contrary to (or limited by) public policy or federal or state securities laws, rules or regulations.

3.           The requirement that a creditor or other party to a contract act in a commercially reasonable manner, and in compliance with an implied covenant of good faith and fair dealing, which covenant may (among other things) restrict a creditor’s or other party’s right to withhold consent or to make determinations unreasonably or in its sole and absolute discretion or to treat its determinations as conclusive or binding upon another Person.

4.           The qualification that certain remedial provisions of the Transaction Documents may be unenforceable in whole or in part under the California UCC or other applicable state and federal law.

5.           Our opinions in paragraph D.5 above are not intended to be with respect to federal and state securities laws.

6.           Our opinions with regard to paragraph D.6 above are based solely on the Officer’s Certificate of the Company.

7.           The effect of any regulations, laws or directives affecting lending institutions like Investors as such (not creditors generally).

8.           Section 1670.5 of the California Civil Code—and similar laws in other states—which provides, in substance, that if a court as a matter of law finds a contract or any clause of a contract to have been “unconscionable” at the time it was made, the court may refuse to enforce the contract, or the court may enforce the remainder of the contract without the “unconscionable” clause so as to avoid an “unconscionable” result.  That Section also permits parties to present evidence as to the commercial setting, purpose and effect of any contract or clause thereof claimed to be “unconscionable” to aid the court in making its determination.

9.           We neither express nor imply any opinion as to (a) the financial condition or solvency of the Company; (b) the ability (financial or otherwise) of such parties or any other Person to meet their respective obligations under the Transaction Documents; (c) the conformity of the Transaction Documents to any term sheet or commitment letter; (d) the compliance by such parties or any other Person with the antifraud provisions of the Securities Act of 1933 or with the Securities Exchange Act of 1934, the Investment Advisors Act of 1940, or the rules or regulations under any of such Acts; (e) the rules or regulations any securities exchange or FINRA; (f) the compliance with laws, rules or regulations that apply to misstatements or omissions made in connection with the offer and sale of securities; or (g) the compliance of the Transaction Documents with any regulations or governmental requirements applicable to any Person other than the Company and the Subsidiaries.

10.           We neither express nor imply any opinion as to the validity, binding effect or enforceability of any provisions in the Transaction Documents that purport to do any of the following:

(a)           Impose liability upon any party for payment of attorneys’ fees and costs in any action or proceeding that proceeds to judgment, except to the extent that (i) such agreement requires payment of attorneys’ fees and costs to the prevailing party in such action or proceedings, and (ii) any such fees are reasonable.

(b)           In effect, liquidate damages for the breach of a contract.

(c)           Impose what a court may deem to be penalties or forfeitures (e.g., prepayment penalties, late payment charges, default payment charges, or an increased rate of interest) upon delinquency or default in the payment of sums due or other obligations owed.  See, e.g., Sections 3275 and 3369 of the California Civil Code; Ebbert v. Mercantile Trust Co., 213 Cal. 496 (1913).

(d)           Define good faith or commercially reasonable behavior.

(e)           Indemnify or otherwise exonerate a Person from the consequences of such Person’s actions or inactions, wrongful or illegal acts, or violations of law.

(f)           Permit Investors to act as any Person’s agent or grant to Investors or create in favor of Investors a power of attorney.

(g)           Allow Investors to withhold “unreasonably” or in its “sole discretion” (i) its consent to, or approval of, any action or proposed action of the Company or the Subsidiaries; or (ii) any loan proceeds.

(h)           Waive the rights of the Company to object to jurisdiction or venue, or to assert any defense based on lack of jurisdiction or venue.

(i)           Waive a Person’s right to a jury trial.

(j)           Provide that (i) rights, powers or remedies are not exclusive; or (ii) some or all rights, powers or remedies are cumulative and may be exercised in addition to or with any other rights, powers or remedies; (iii) the election of some particular right, power or remedy does not preclude recourse to one or more others; (iv) any single or partial exercise of any right, power or remedy does not preclude any other or further exercise thereof or the exercise of any other right, power or remedy or that rights, powers, or remedies may be exercised in such order or manner as Investors may determine; (v) failure to exercise (or delay in exercising) rights, powers or remedies will not operate as laches or estoppel with respect to, or a waiver of, such rights, powers or remedies; (vi) failure to enforce strict performance of the terms of the Transaction Documents shall not constitute a waiver of Investors’ rights under the Transaction Documents; or (vii) failure to exercise (or delay in exercising) rights, powers or remedies will not extend any cure period or be deemed a cure of any default.

(k)           Provide that the legality or enforceability or provisions in the Purchase Agreement or any instrument or agreement required thereunder remains unaffected or unimpaired if a material provision of the Purchase Agreement is invalid, illegal or unenforceable.

(l)            (i) Provide that a waiver of a condition in one situation shall not constitute a waiver of such condition in other situations, or that waivers, releases, modifications, amendments, revisions, revocations, terminations, changes and variations in or to any of the subject agreements must be in writing; (ii) waive vaguely or broadly stated rights or unknown future rights; (iii) waive (or create rights or obligations inconsistent with) the waiving of a Person’s rights to require marshaling of assets; (iv) waive the benefits of any statutory, regulatory or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows such waiver; (v) waive rights to damages; (vi) waive rights that pursuant to applicable statutes and rules of law or public policy cannot be waived prospectively by an obligor or indemnitor; or (vii) provide that conduct shall not constitute a waiver of a Person’s rights or remedies or that one Person’s conduct shall not constitute a waiver of another Person’s rights or remedies.

(m)           Obligate any Person to take any action to the extent such action would cause such Person to violate applicable law.

(n)           Estop the Company or any other Person to the extent that the Person seeking to enforce an estoppel has not relied thereon.

(o)           Eliminate or limit any Person’s rights to exemplary, punitive, consequential or incidental damages.

(p)           Assign or otherwise transfer any license, permit, contract or agreement to the extent that such license, permit, contract or agreement is not assignable or transferable by the Person purporting to do so.

(q)           Establish evidentiary standards.

(r)           Provide any self-help or summary remedies (including, without limitation, any right to take action on behalf or in the name or stead of another Person).

(s)           Subordinate any Person’s future, unknown rights and claims against the Company or the Subsidiaries to Investors’ right to full payment and performance of the obligations under the Certificate of Designations.

(t)           Designate (by the Company’s or the Subsidiaries’ consent or otherwise):  (i) reference proceedings as the exclusive remedy for claims; or (ii) a particular forum as the only forum in which actions under or relating to the Transaction Documents may be brought or otherwise prevent any Person from objecting to a particular forum.

(u)           (i) Bind or have legal effect against any Person other than the Company and the Subsidiaries; (ii) determine the validity or effectiveness of governmental actions or the actions or other third parties; or (iii) provide that any Transaction Document is separate, independent and unaffected by any of the other Transaction Documents.

(v)           Provide that any purported assignment of the rights of any Person under the Transaction Documents shall be null and void.

11.           California courts may examine parol evidence (notwithstanding the inclusion of integration clauses in any of the Transaction Documents and whether or not any provisions of the Transaction Documents are deemed ambiguous), in order to determine the true intent of the parties when entering into the transactions contemplated by the Transaction Documents.

12.           The limitations imposed by California law and court decisions relating to the strict enforcement of certain covenants in debt instruments absent a showing of damage to Investors or impairment of a borrower’s ability to pay (such covenants may include, without limitation, covenants to provide reports or notices, and covenants relating to the maintenance of insurance.  See e.g., Freeman v. Lind, 181 Cal. App. 3d 791, 226 Cal. Rptr. 515 (1986); Kreshek v. Sperling, 157 Cal. App. 3d 279, 204 Cal. Rptr. 30 (1984); Schoolcraft v. Ross, 81 Cal. App. 3d 75, 146 Cal. Rptr. 57 (1978); Milstein v. Security Pacific National Bank, 27 Cal. App. 3d 482, 103 Cal. Rptr. 16 (1972)).  In addition, certain California court decisions indicate that a California court would probably refuse to give strict and literal effect to provisions (including upon a change of control) accelerating indebtedness under certain circumstances if it concluded that enforcement of such clauses, on the basis of the facts and circumstances then before such court, was not reasonably necessary to protect against the risk of default.  Depending on the particular facts of such a hypothetical instance, such refusal might rest on one or more public policies as expressed in the statutes and appellate authorities in California, and other applicable law, disfavoring forfeitures, penalties and restraints against, or the imposition of burdens upon, the alienation of property.

13.           With regard to our opinions in paragraph D.3 above with respect to, among other things, violations of any material contract, we express no opinion as to: (i) financial covenants or similar provisions therein requiring financial calculations or determinations to ascertain compliance; (ii) provisions therein relating to the occurrence of a “material adverse event” or words of similar import; or (iii) any statement or writing that may constitute parol evidence bearing on interpretation or construction of any Material Contract.

F.           Other Qualifications

1.           We are members of the State Bar of California.  We neither express nor imply any opinion as to the laws of any jurisdiction other than the internal laws of the State of California, the corporate laws of the States of Nevada and Delaware and the federal laws of the United States of America.  The foregoing laws considered by us exclude laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof; laws relating to land use, zoning and building code issues, taxes, environmental issues, and intellectual property laws; the Employee Retirement Income Security Act of 1974 (as amended); and any law related to the assets and activities of those committing or supporting terrorism, including any regulation of the Office of Foreign Assets Control of the United States Department of the Treasury.

2.           The opinions expressed above concern only the effect of laws as currently in effect.  This letter and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company, the Subsidiaries, or any other Person, or any other circumstance.  This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

3.           We express no opinion as to the applicability to, or the effect of noncompliance by, Investors with any state or federal laws applicable to the transactions contemplated by the Transaction Documents because of the nature of the business of Investors.

4.           Except for the Reviewed Documents, we have not made any independent review of any of the Company’s, the Subsidiaries’ or any other Person’s operations, or of any contract, agreement or indenture which may have been executed by, or which may now be binding upon, any of them, nor have we reviewed our internal files or any files of the Company, the Subsidiaries, or any other Person relating to transactions to which any of them may be a party, or conducted inquiries of any third parties, governmental officials or public records, or conducted inquiries of any Person other than as expressly reflected herein.

5.           Without limiting the generality of the foregoing, with respect to our opinions set forth in paragraph D.2, above, as to the Company’s corporate power and corporate authority, we interpret those phrases to mean that the action would not be ultra vires with respect to the Company, and such phrases do not extend to any federal, state or local authorizations or approvals.

6.           This opinion letter (i) is limited to the matters stated herein and no opinion may be inferred or implied beyond the matters expressly stated, and (ii) may not be relied on by any person or entity other than Investors or by Investors in any other context.  Accordingly, this opinion letter may not be reproduced, delivered to or relied upon by any other person or entity, and it may not be relied upon for any other purpose.

Very truly yours,

TROYGOULD PC

Exhibit G

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon conversion of the convertible preferred shares and upon exercise of the warrants to permit the resale of these shares of Common Stock by the holders of the convertible preferred shares and warrants from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of the shares of Common Stock.  We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling shareholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of Common Stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions.  The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales;
●	sales pursuant to Rule 144;
●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of Common Stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume.  The selling shareholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling shareholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the convertible preferred shares or warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock.  All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution.  We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

Exhibit H

COMPANY TRANSFER AGENT INSTRUCTIONS

Stalt Inc.
671 Oak Grove Avenue, Suite C
Menlo Park, CA 94025
Attention: William Senner Jr. (info@stalt.com)

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of May 24, 2011 (the “Agreement”), by and among Stratus Media Group, Inc., a Nevada corporation (the “Company”), and the investors named on the Schedule of Investors attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing to the (i) Holders shares of its Series E Convertible Preferred Stock, par value $0.001 per share, the terms of which are set forth in the certificate of designations for such series of preferred shares (the “Certificate of Designations”) (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Shares”), which Preferred Shares shall be convertible into the Company’s common stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations, and Warrants (the “Warrants”), which are exercisable for shares of Common Stock, and (ii) Placement Agent warrants (the “Placement Agent Warrants”), which are exercisable for shares of Common Stock.

In connection with the consummation of the transactions contemplated by the Agreement, this letter shall serve as our irrevocable authorization and direction to you:

(i)           to issue an aggregate of 8,700 shares of our Preferred Shares in the names and denominations set forth on Annex I attached hereto. The certificates should bear the legend set forth on Annex II attached hereto and “stop transfer” instructions should be placed against their subsequent transfer.  Kindly deliver the certificates to the respective delivery addresses set forth on Annex I via hand delivery or overnight courier.  We confirm that these shares will be validly issued, fully paid and non-assessable upon issuance.

(ii)           to issue (provided that you are the transfer agent of the Company at such time) certificates for Preferred Shares upon transfer or resale of the Preferred Shares and receipt by you of certificate(s) for the Preferred Shares so transferred or sold (duly endorsed or accompanied by stock powers duly endorsed, in each case with signatures guaranteed and otherwise in form eligible for transfer);

(iii)           to issue shares of Common Stock (provided that you are the Transfer Agent of the Company at such time) upon the exercise of the Warrants (the “Warrant Shares”) upon the order of the Company from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Annex III, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon; and

(iv)           to issue shares of Common Stock (provided that you are the Transfer Agent of the Company at such time) upon the exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”) upon the order of the Company from time to time upon delivery to you of a properly completed and duly executed notice of exercise, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s legal counsel that either (i) a registration statement covering resales of the Preferred Shares, the Warrant Shares and the Placement Agent Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the Preferred Shares, the Warrant Shares and the Placement Agent Warrant Shares are eligible for sale without any volume limitation in conformity with Rule 144 under the Securities Act (“Rule 144”) and (b) if applicable, a copy of such registration statement, then, unless otherwise required by law, within three (3) business days of your receipt of certificates representing the Preferred Shares, the Warrant Shares and the Placement Agent Warrant Shares, you shall issue the certificates representing the Preferred Shares, the Warrant Shares and the Placement Agent Warrant Shares to the Holders or the Placement Agent, as applicable, or their transferees, as the case may be, registered in the names of such Holders or Placement Agent, as applicable, or transferees, as the case may be, and such certificates shall not bear any legend restricting transfer of the Preferred Shares, the Warrant Shares and the Placement Agent Warrant Shares thereby and should not be subject to any stop-transfer restriction.  Any certificates tendered for transfer shall be endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect transfer.

The Company's Board of Directors has authorized and approved these instructions and the form of Annex I-IV attached to these instructions.

A form of written confirmation from the Company’s outside legal counsel that a registration statement covering resales of the Preferred Shares, the Warrant Shares and the Placement Agent Warrant Shares has been declared effective by the SEC under the Securities Act is attached hereto as Annex IV.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.  Should you have any questions concerning this matter, please contact our counsel, David L. Ficksman, Esq., at (310) 789-1290.

[Signature page follows]

Very truly yours,

STRATUS MEDIA GROUP, INC.

By: _______________________________________________
Name:
Title:
THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this [___] day of May, 2011

STALT INC.

By: _________________________________
Name: ____________________________
Title: _____________________________

Enclosures

ANNEX I

SCHEDULE OF INVESTORS

Investor Name and Address	Preferred Shares to be Issued	A Warrants to be Issued	B Warrants to be Issued
Liberty Charitable Remainder Trust FBO Isaac Blech UAD 01/09/87 75 Rockefeller Plaza, 29th Floor New York, NY 10019	3,000	7,500,000	3,750,000
West Charitable Remainder Trust 75 Rockefeller Plaza, 29th Floor New York, NY 10019	3,000	7,500,000	3,750,000
Miriam Wimpfheimer Blech 75 Rockefeller Plaza, 29th Floor New York, NY 10019	500	1,250,000	625,000
River Charitable Remainder Unitrust F/B/O Isaac Blech 75 Rockefeller Plaza, 29th Floor New York, NY 10019	500	1,250,000	625,000
UTA Capital LLC 100 Executive Drive, Suite 330 West Orange, NJ 07052	1,000	2,500,000	1,250,000
Iroquois Master Fund Ltd. 641 Lexington Avenue, 26th Floor New York, NY 10022	200	500,000	250,000
CGM custodian for the IRA of David S. Nagelberg 939 Coast Blvd., Unit 21 DE La Jolla, CA 92037	250	625,000	312,500
Gemini Master Fund, Ltd. c/o Gemini Strategies, LLC 619 South Vulcan, Suite #203 Encinitas, CA 92024	250	625,000	312,500
TOTAL	8,700	21,750,000	10,875,000

ANNEX II

STOCK CERTIFICATE RESTRICTIVE LEGEND

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ANNEX III

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To Stratus Media Group, Inc.:

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by Stratus Media Group, Inc., a Nevada corporation (the “Company”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3.	The holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

4.	Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

5.	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

Dated: , _________	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)
ACKNOWLEDGED AND AGREED TO this ___ day of ___________, 20__ Stratus Media Group, Inc. By: Name: ______________________ Title:________________________

ANNEX IV

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

Stalt Inc.
[________________]
[________________]
Attention: [________________] Representative

Re:           Stratus Media Group, Inc.

Ladies and Gentlemen:

We are counsel to Stratus Media Group, Inc., a Nevada corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of May 24, 2011 (the “Securities Purchase Agreement”), entered into by and among the Company and the buyers named therein (collectively, the “Purchasers”) pursuant to which the Company issued to (i) the Purchasers Series E Convertible Preferred Stock, par value $0.001 per share, the terms of which are set forth in the certificate of designations for such series of preferred shares (the “Certificate of Designations,” which is attached to the Agreement) (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Shares”), which Preferred Shares shall be convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations (as converted, collectively, the “Conversion Shares”), and Warrants (the “Warrants”), which are exercisable for shares of Common Stock (the “Warrant Shares”), and (ii) Maxim Group LLC (the “Placement Agent”) warrants (the “Placement Agent Warrants”), which are exercisable for shares of Common Stock (the “Placement Agent Warrant Shares”).  Pursuant to the Securities Purchase Agreement, the Company agreed to register the resale of the Conversion Shares, the Warrant Shares and the Placement Agent Warrant Shares (collectively, the “Registrable Securities”) under the Securities Act of 1933, as amended (the “Securities Act”).  In connection with the Company’s obligations under the Securities Purchase Agreement, on  [_______], 20[__], the Company filed a Registration Statement on Form S-1 (File No. 333-[                     ] ) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Registrable Securities which names each of the Purchasers and the Placement Agent as a selling shareholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [              ]  [a.m.][p.m.] on [                      ], 20[__], and we have no knowledge, after telephonic inquiry of a member of the staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the Commission and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

This letter shall serve as our standing notice to you that the Conversion Shares, the Warrant Shares and the Placement Agent Warrant Shares may be freely transferred by the Purchasers pursuant to the Registration Statement so long as the Purchasers and the Placement Agent, as applicable, certify they will comply with the plan of distribution description in connection with sales or transfers of the Conversion Shares, the Warrant Shares and the Placement Agent Warrant Shares, as applicable, set forth in the Registration Statement and with the prospectus delivery requirements of the Securities Act, to the extent such delivery requirement are applicable.  You need not require further letters from us to effect any future legend-free issuance or reissuance of the Conversion Shares and the Warrant Shares to the Purchasers or the transferees of the Purchasers, and the Placement Agent Warrant Shares to the Placement Agent or the transferees of the Placement Agent, as the case may be, as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated                     , 20[__].

Schedule 3.1(a)

SUBSIDIARIES

Pro Sports & Entertainment, Inc., a California corporation

Stratus Rewards, LLC, a Delaware limited liability company

Schedule 3.1(f)

CAPITALIZATION

(i):

Series C 10% Preferred Stock, $30 par value
1,000,000 authorized
11,699 issued and outstanding
Convertible into 233,980 shares of common stock
Warrants to purchase 116,990 shares of common stock

Series D 10% Preferred Stock, $30 par value
500,000 authorized
14,999 issued and outstanding
Convertible into 899,940 shares of common stock
Warrants to purchase 449,970 shares of common stock

Common Stock, $0.001 par value
200,000,000 authorized
64,255,601 issued and outstanding at 3/31/11
Shares to be issued for April Note Offering to be determined

Stock Options
10,269,852 options outstanding at December 31, 2010

Warrants
3,039,636 warrants outstanding at March 31, 2011

(ii):

None.

(iii):

None.

(iv):

None.

Schedule 3.1(g)

SEC REPORTS

The Annual Report on Form 10-K for the fiscal year ended December 31, 2011 was filed on April 26, 2011.

Schedule 3.1(h)

MATERIAL CHANGES

None.

Schedule 3.1(i)

ABSENCE OF LITIGATION

None.

Schedule 3.1(j)

COMPLIANCE

The Company is negotiating a settlement with the partners of the Core Tour with regard to amounts owed in connection with the acquisition by the Company of certain assets of the “Core Tour.”

Schedule 3.1(k)

TITLE TO ASSETS

(i):

All Assets, fixed and intangible, are disclosed in the footnotes to the audited financial statements set forth in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.  The Company has title to all assets.

(ii): None.

Schedule 3.1(o)

REGISTRATION RIGHTS

The Company has granted piggyback registration rights to the investors in the Series C and Series D Preferred Stock financing with respect to shares of the Company’s Common Stock issuable pursuant to the conversion of the Preferred Stock and the exercise of the warrants issued in such financing.

Schedule 3.1(s)

PATENTS AND TRADEMARKS

Trademark	Registration No.	Serial No.	Status/Prosecution	Classes of Goods/Services	Action
STRATUS REWARDS	3,225,387	76523353	Registered 10/16/2007	International Class 35 - Business/Advertising - (words only) for "providing incentive award program to airline passengers in which purchase points may be redeemed for merchandise	LIVE: Declarations of Continued Use and of Incontestability to be filed by 04/07/2013. Must also assign ownership from Avacus to Pro Sports.
CLUB 360°	3,534,409	76/582093	Registered 11/18/2008	International Classes 39/ (words only) for "air transportation services featuring a bonus incentive program"	LIVE: Declarations of Continued Use and of Incontestability to be filed by 11/18/2013. Must also assign ownership from Avacus to Pro Sports.
CLUB 360°	3,177,435	76/582092	Registered 11/28/2006	International Class 35 - Business/Advertising - (words only) for "incentive awards programs, whereby purchase points may be redeemed for merchandise"	LIVE: Declarations of Continued Use and of Incontestability to be filed by 11/18/2012. Must also assign ownership from Avacus to Pro Sports.
LIVING AT ALTITUDE	3,197,284	78375767	Registered 01/09/07	International Class 35 - Business/Advertising - (words only) for "providing incentive award program to airline passengers in which purchase points may be redeemed for merchandise	LIVE: Declarations of Continued Use and of Incontestability to be filed by 1/09/2013. Must also assign ownership from Avacus to Pro Sports.
LIVING AT ALTITUDE	3,477,898	78362183	Registered 07/29/08	International Class 41 - Education/Enternmenty - (words only) for "providing incentive award program to airline passengers in which purchase points may be redeemed for merchandise	LIVE: Declarations of Continued Use and of Incontestability to be filed by 7/29/2014. Must also assign ownership from Avacus to Pro Sports.

Schedule 3.1(v)

TRANSACTIONS WITH AFFILIATES AND EMPLOYEES

None.

Schedule 3.1(z)

INDEBTEDNESS

None.